AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 1999
                                                       REGISTRATION NO. 33-_____

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                            SPORTSTRAC SYSTEMS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

          DELAWARE                           3949                  84-1474432
  (State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)    Classification Code Number)    Identification
                                                                    Number)

                                                      MARC R. SILVERMAN
            SUITE 100                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
       6654 GUNPARK DRIVE                         SPORTSTRAC SYSTEMS, INC.
     BOULDER, COLORADO 80301                             SUITE 100
                                                     6654 GUNPARK DRIVE
         (303) 527-0600                           BOULDER, COLORADO 80301
                                                      (303) 527-0600
  (ADDRESS AND TELEPHONE NUMBER            (NAME, ADDRESS AND TELEPHONE NUMBER
 OF PRINCIPAL EXECUTIVE OFFICES                   OF AGENT FOR SERVICE)
AND PRINCIPAL PLACE OF BUSINESS)

                           --------------------------
                                   Copies to:

          WILLIAM F. RIGGS, ESQ.                       STEVEN MORSE, ESQ.
DOERNER, SAUNDERS, DANIEL & ANDERSON, L.L.P.           LESTER MORSE, P.C.
    320 SOUTH BOSTON AVENUE, SUITE 500                111 GREAT NECK ROAD
          TULSA, OKLAHOMA 74103                 GREAT NECK, NEW YORK 11021-5473
          PHONE: (918) 591-5226                      PHONE: (516) 487-1446
           FAX: (918) 591-5360                        FAX: (516) 487-1452

                           --------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

-------------------------------- --------------------- ----------------------- --------------------- --------------------
Title of each                                           Proposed maximum        Proposed maximum
class of securities               Amount to be          offering price          aggregate offering    Amount of
to be registered                  Registered(1)(2)      per Unit or Share(3)    price(3)              registration fee
-------------------------------- --------------------- ----------------------- --------------------- --------------------
Units consisting of one share
of common stock and two class
A redeemable common stock
purchase warrants                          672,750               $6.00                $4,036,500           $1,122.15
-------------------------------- --------------------- ----------------------- --------------------- --------------------

Common stock contained in units            672,750               --                      --                    --
-------------------------------- --------------------- ----------------------- --------------------- --------------------

Class A redeemable common
stock purchase warrants
contained in units                         1,345,500             --                      --                    --
-------------------------------- --------------------- ----------------------- --------------------- --------------------

Common stock underlying class
A redeemable common stock
purchase warrants                          1,345,500             $7.20                $9,687,600           $2,693.15
-------------------------------- --------------------- ----------------------- --------------------- --------------------

Managing underwriter's
warrants to purchase units                  58,500               $.0017                  $100                 $.03
-------------------------------- --------------------- ----------------------- --------------------- --------------------

Units underlying managing
underwriter's warrants                      58,500               $9.90                 $579,150             $161.00
-------------------------------- --------------------- ----------------------- --------------------- --------------------

Common stock contained in units             58,500               --                      --                    --
-------------------------------- --------------------- ----------------------- --------------------- --------------------

Class A redeemable common
stock purchase warrants
contained in units                         117,000               --                      --                    --
-------------------------------- --------------------- ----------------------- --------------------- --------------------

Common stock underlying
managing underwriter's unit
warrants                                   117,000               $11.88               $1,389,960            $386.41
-------------------------------- --------------------- ----------------------- --------------------- --------------------

Total Registration Fee                     --                    --                       --               $4,362.74
-------------------------------- --------------------- ----------------------- --------------------- --------------------

(1) Includes, for underwriters' over-allotment option, 87,750 units, 87,750 common stock contained in units, and 175,500 class A redeemable common stock purchase warrants contained in units, and 175,500 common stock underlying class A redeemable common stock purchase warrants.
(2) Pursuant to Rule 416, there are also being registered such additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the class A redeemable common stock purchase warrants and the managing underwriter's warrants.
(3) Estimated solely to calculate the registration fee under Rule 457. The offering price has been allocated 100% to the units.

                                -----------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

PRELIMINARY PROSPECTUS DATED JULY 15, 1999

[LOGO] SPORTSTRAC(R)        SPORTSTRAC SYSTEMS, INC.

                                  585,000 UNITS
               EACH UNIT CONSISTS OF ONE SHARE OF COMMON STOCK AND
              TWO CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS

         This is our initial public offering of 585,000 units. Each unit consists of one share of our common stock and two class A redeemable common stock purchase warrants. From ______, 2000 through _________, 2002, each class A redeemable common stock purchase warrant will entitle you to purchase one share of our common stock at $7.20 per share. This prospectus provides you with a general description of the units and our common stock and class A redeemable common stock purchase warrants. You should read this prospectus carefully before you decide to purchase any units.

         Prior to this offering, there was no public market for the units or for our common stock or class A redeemable common stock purchase warrants. The offering price may not reflect the market price of the units or of our common stock or class A redeemable common stock purchase warrants after this offering. The underwriters identified in this prospectus will underwrite this offering on a firm commitment basis. Fairchild Financial Group, Inc. is the managing underwriter. The underwriters have an overallotment option to purchase up to 87,750 units in addition to those listed in the table below.

         INVESTMENT IN THE UNITS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD ONLY PURCHASE UNITS IF YOU CAN AFFORD A COMPLETE LOSS. YOU SHOULD CAREFULLY CONSIDER EACH OF THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS AND THE DILUTION DISCUSSION ON PAGE 15 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED
      IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

------------------------------- -------------- ---------------- ----------------

                                   PRICE TO      UNDERWRITING      PROCEEDS WE
                                    PUBLIC        DISCOUNTS       WILL RECEIVE
------------------------------- -------------- ---------------- ----------------
Per Unit......................       $6.00           $.60             $5.40
------------------------------- -------------- ---------------- ----------------
Total (3).....................    $3,510,000       $351,000        $3,159,000
------------------------------- -------------- ---------------- ----------------

                         FAIRCHILD FINANCIAL GROUP, INC.
                 The date of this prospectus is __________, 1999

                                TABLE OF CONTENTS


Summary Information............................................................4
Risk Factors...................................................................8
   Risks Concerning our Business and Operations................................8
       We may not generate sufficient revenues to sustain our
       operations..............................................................8
       We are dependent on our key personnel...................................8
       We may not be able to attract or retain qualified personnel.............8
       Competition may impact our performance..................................8
       Our reliance upon a few products and our need for product
       acceptance may affect our revenues......................................8
       We are dependent on an emerging market; there is
       uncertainty whether our products will achieve market
       acceptance..............................................................9
       We may be unable to manage any growth...................................9
   Risks Concerning our Assets.................................................9
       We may be subject to claims of creditors of our predecessor company.................................................................9
       Our purchase of the assets of our predecessor company was
       not negotiated at arm's length.........................................10
       The value of our technology is based on an appraisal...................10
       If we lose our right to use licensed technology, our
       operations will be affected............................................10
   Risks Concerning our Financial Needs.......................................11
       We have no operating history; our predecessor company
       experienced net losses.................................................11
       We have significant long-term indebtedness that we may
       not be able to pay.....................................................11
       We are dependent on the proceeds of this offering; we may
       need additional financing..............................................11
   Risks Concerning the Market for the Units and our Common Stock
   and Class A Common Stock Purchase Warrants.................................11
       There is no trading market for our securities..........................11
       SEC and Florida proceedings involving the managing
       underwriter............................................................12
       Shares eligible for future sale may adversely affect the
       market.................................................................12
Forward Looking Statements....................................................12
Use of Proceeds...............................................................13
Determination of Offering Price...............................................14
Dividend Policy...............................................................14
Dilution......................................................................15
Capitalization................................................................16

Selected Financial Information................................................16
Management's Discussion and Analysis of Financial Condition...................18
Business......................................................................19
Where You Can Find More Information...........................................36
Management....................................................................36
Principal Stockholders........................................................45
Certain Relationships and Related Transactions................................47
Description of Capital Stock..................................................50
Underwriting..................................................................53
Market For Shares.............................................................58
Legal Matters.................................................................60
Experts.......................................................................60
Financial Statements.........................................................F-1

--------------------------------------------------------------------------------
                               SUMMARY INFORMATION

         The following is a summary of the information and financial statements contained later in this prospectus. This summary is not complete and may not contain all of the information that is important to you. To understand this offering, you should read the entire prospectus carefully, including the risk factors and financial statements and all other information relating to this offering at the sources identified below in the paragraph "Where You can Find More Information."

WHO WE ARE

         As used in this prospectus, "we," "us," and "our" mean SportsTrac Systems, Inc. Our principal executive offices and telephone are:

                                    Suite 100
                               6654 Gunpark Drive
                             Boulder, Colorado 80301
                                 (303) 527-0600

We maintain our web site at www.sportstrac.com.

         We are a Delaware corporation formed on June 15, 1998. On March 2, 1999, we purchased most of the assets of SportsTrac, Inc. We also assumed certain of its liabilities. SportsTrac, Inc. was formed in April 1, 1995 to develop and market products designed to enhance and monitor athletic performance. Its business was similar to our business and its directors and employees became our directors and employees. In this prospectus, we will refer to SportsTrac, Inc. as our predecessor company.

OUR BUSINESS AND PRODUCTS

         We develop and market products to enhance performance and health of athletes. We currently have two product lines--The SportsTrac(R) System and The SportsRAC(TM) System. Both product lines share a common underlying technology that accurately measures variations in human coordination and fine motor skills.* We have only recently begun selling production models of our products. To date we have sold only a limited number of units of The SportsTrac(R) System and The SportsRAC(TM) System.

         THE SPORTSTRAC(R) SYSTEM. The SportsTrac(R) System is a performance assessment tool. It can measure an athlete's hand-eye coordination and chart day-to-day variations in performance. It measures both the physical and mental readiness of an athlete. The underlying technology is coupled with a small screen and a control knob similar to the volume control on a radio. The screen displays a diamond pointer drifting between two vertical lines. Using the control knob the player must correct for the unpredictable movement of the pointer, keeping it from touching either of the lines. By using The SportsTrac(R) System, athletes are able to identify problem areas,

--------------------------
* "SportsTrac" is a trademark registered in our name. "SportsRAC," "EliteTEAM," "EliteSOLO," and "eAdvisor" are our trademarks.


                                      -4-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
determine the causes of the problems, and take appropriate action. By helping athletes understand the root causes of their problems, The SportsTrac(R) System allows athletes to train themselves and make modifications to keep their performance at the highest possible levels.

         The SportsTrac(R) System is currently used by professional and amateur organizations and individuals. Initially, The SportsTrac(R) System was a prototype model used on a promotional or trial basis. We have recently begun selling production models of the The SportsTrac(R) System and have sold a limited number of units. Professional teams and athletes that are using The SportsTrac(R) System typically provide us with promotional consideration. Professional teams that are using The SportsTrac(R) System include the New York Mets, the Los Angeles Dodgers, the San Francisco Giants, and the Los Angeles Kings. We have also worked with an affiliate of the New York Rangers and with the Minnesota Twins, the Minnesota Timberwolves, and other National Basketball Association and Olympic athletes. A number of touring golf professionals on the Professional Golfers' Association and Ladies Professional Golfers' Association tours use The SportsTrac(R) System. We recently completed our second year working with varsity football, basketball, tennis, golf, track and field, swimming, and gymnastics teams at the University of Pennsylvania. Three teams using The SportsTrac(R) System won Ivy League championships during their first year of use.

         THE SPORTSRAC(TM) SYSTEM. The SportsRAC(TM) System is an injury rehabilitation tool. It enables a person to regain fine motor control of a surgically-repaired limb more quickly than can be achieved under conventional rehabilitation methods. The underlying technology is coupled with a free-standing, anatomically-supportive structure that allows an athlete to exercise a surgically-repaired joint in a resistance-free range of motion. The software measures the user's ability to mentally and physically respond to stimuli and maintain delicate body control. Because design of The SportsRAC(TM) System protects the joint from stress, it can be used early in the rehabilitation process to prevent loss of fine motor control. Under conventional rehabilitation methods, loss of motor skills generally occurs during the initial rehabilitative stages when the surgically-repaired limb is subjected to periods of immobilization and the neuropathways between the brain and limb become sluggish.

         The SportsRAC(TM) System for the shoulder is presently being used by the Los Angeles Dodgers and the Boston Red Sox. Initially, The SportsRAC(TM) System was used by the Dodgers on a trial or promotional basis. We have recently begun selling production models and have sold a limited number of units. Professional teams that use The SportsRAC(TM) System typically provide us promotional consideration.

         In a series of pilot studies recently completed with the Dodgers, The SportsRAC(TM) System was applied in a number of shoulder injury cases involving Red Sox pitcher Ramon Martinez, then with the Dodgers, outfielder Todd Hollandsworth, and other players within the Dodger organization. It is the opinion of the Dodgers' clinical staff that the addition of The SportsRAC(TM) System to the players' rehabilitation programs was a key factor in the players' recoveries. Two members of the clinical staff are affiliated with us, including Michael Mellman, M.D., our Chairman of the Board. The Dodger staff believes that Martinez's regular use of The SportsRAC(TM) System played an essential role in the pitcher's expedited recovery, which has thus far progressed ahead of schedule. The clinical staff believes that The SportsRAC(TM) System can


                                      -5-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
also be used in injury prevention applications by applying the technology for the purpose of detecting subtle abnormalities and anticipating potential problems surrounding the joint that may disrupt performance levels and lead to subsequent injuries. We believe that The SportsRAC(TM) System can improve athletic performance by enhancing an athlete's fine motor control skills. Several members of the Los Angeles Dodgers pitching staff are presently using The SportsRAC(TM) System in this manner.

THIS OFFERING

Securities Offered........................  585,000 units. Each unit consists of one share of our common stock and
                                            two class A redeemable common stock
                                            purchase warrants.

Class A redeemable common stock purchase    Each class A redeemable common stock
warrants.................................   purchase warrant entitles you to
                                            purchase one share of common stock
                                            for a price of $7.20. The class A
                                            redeemable common stock purchase
                                            warrants may be exercised from ____,
                                            2000 through _____, 2002.

Securities Outstanding...................   PRIOR TO THIS OFFERING:

                                            * 2,099,788 shares of common stock
                                            * options to purchase 266,331 shares
                                              of common stock
                                            * debt convertible into 568,117
                                              shares of common stock.

                                            SUBSEQUENT TO THIS OFFERING:

                                            * 2,684,788 shares of common stock
                                            * 1,170,000 class A redeemable
                                              common stock purchase warrants to
                                              purchase 1,170,000 shares of
                                              common stock
                                            * options to purchase 266,331 shares
                                              of common stock
                                            * debt convertible into 568,117
                                              shares of common stock
                                            * managing underwriter warrants to
                                              purchase up to 175,500 shares of
                                              common stock

Proposed Boston Stock Exchange Symbol....   "_______________"

Proposed NASDAQ Symbol...................   "_______________"


                                      -6-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SUMMARY FINANCIAL INFORMATION

         The selected financial data below shows our actual balance sheet as of April 30, 1999 and our pro forma balance sheet after the closing of this offering. The pro forma balance sheet is our representation of the effect of this offering if this offering had closed on April 30, 1999. The pro forma balance sheet has not been audited by an independent certified public accountant. Total assets include $1,965,812, net of accumulated amortization of $34,188, attributed to certain intellectual property.

                           SUMMARY BALANCE SHEET DATA

                                                         Actual        Pro Forma
                                                         ------        ---------
Working capital .....................................  $  763,739     $3,513,739
Total assets.........................................  $2,951,666     $5,701,666
Total liabilities....................................  $  973,848     $  973,848
Stockholders' equity.................................  $1,977,818     $4,727,818

         Portions of our statements of operations for the years ended December 31, 1998 and 1997 and the four-month period ended April 30, 1999 are as follows:

                        SUMMARY STATEMENTS OF OPERATIONS

                                                        (Pro-Forma)
                                                  Year Ended December 31,
                       Four Months Ended          -----------------------
                         April 30, 1999         1998                   1997
                         --------------   --------------------------------------
Revenues.............       $ 42,956          $ 72,500                 $ 0
Net (loss)...........      ($388,706)       ($1,209,059)            ($863,009)

         You should read the above summary financial information in conjunction with the financial statements in this prospectus.

ABOUT THIS PROSPECTUS

         Prior to closing this offering, we will complete a 3.604-for-1 reverse stock split to reduce the number of shares of our outstanding common stock. Prior to the reverse stock split there are 7,567,784 shares of common stock outstanding. After the reverse stock split, we will have 2,099,788 shares outstanding. This prospectus is written as if the reverse stock split had always been in effect.

            The underwriters have an over-allotment option to purchase up to 87,750 additional units. Unless we indicate otherwise, the information in this prospectus assumes that the underwriters' over-allotment option is not exercised.


                                      -7-
--------------------------------------------------------------------------------

                                  RISK FACTORS

         YOUR INVESTMENT IN THE UNITS INVOLVES A HIGH DEGREE OF RISK. THE ITEMS DISCUSSED IN THIS SECTION ARE A BRIEF SUMMARY OF ONLY SOME ASPECTS OF THAT RISK. THIS PROSPECTUS SHOULD BE READ IN ITS ENTIRETY. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO PURCHASE ANY OF THE UNITS.

RISKS CONCERNING OUR BUSINESS AND OPERATIONS

         WE MAY NOT GENERATE SUFFICIENT REVENUES TO SUSTAIN OUR OPERATIONS.

         We have generated limited revenues to date. We cannot assure you that we will successfully implement our business plan in a timely or effective manner or that we will be able to sell enough of our products to generate sufficient revenues to continue as a going concern.

         WE ARE DEPENDENT ON OUR KEY PERSONNEL.

         We will be dependent, in particular, upon the services of Michael Mellman, M.D., our Chairman of the Board, and Marc R. Silverman, our Chief Executive Officer. We do not have an employment agreement with Dr. Mellman or key man life insurance on his life. We are negotiating an employment agreement with Mr. Silverman and will maintain $1 million key man life insurance on his life. Because Dr. Mellman and Mr. Silverman will be involved in all aspects of our business, we cannot assure you that suitable replacements could be found if Dr. Mellman and Mr. Silverman were unable to perform their services for us. As a consequence, the loss of either Dr. Mellman or Mr. Silverman could have a material adverse effect upon us.

         WE MAY NOT BE ABLE TO ATTRACT OR RETAIN QUALIFIED PERSONNEL.

         Our ability to develop and market our products and fulfill our business plan will depend, in large part, on our ability to attract and retain qualified personnel. Competition for qualified personnel is intense and we cannot assure you that we will be able to attract and retain qualified personnel.

         COMPETITION MAY IMPACT OUR PERFORMANCE.

         At present, the competition for The SportsTrac(R) System and The SportsRAC(TM) System is limited. However, there may be numerous competitors as markets develop. Potential competitors may have greater financial, marketing, and technical resources than we will have. To the extent that competitors achieve a performance or price advantage, we could be at a competitive disadvantage.

         OUR RELIANCE UPON A FEW PRODUCTS AND OUR NEED FOR PRODUCT ACCEPTANCE MAY AFFECT OUR REVENUES.

         We will initially market multiple variations of two products, The SportsTrac(R) System and The SportsRAC(TM) System. Our ability to meet our business plan will depend in significant part upon the extent to which additional professional and recreational athletes and athletic organizations accept our two products. If athletes or organizations fail to accept The

SportsTrac(R) System or The SportsRAC(TM) System or if we fail to achieve consistent or adequate results, our ability to generate revenues will be seriously limited.

         WE ARE DEPENDENT ON AN EMERGING MARKET; THERE IS UNCERTAINTY WHETHER OUR PRODUCTS WILL ACHIEVE MARKET ACCEPTANCE.

         We have only recently begun selling production models of our products. To date we have sold only a limited number of units of The SportsTrac(R) System and The SportsRAC(TM)System.

         A segment of our business will include evaluating professional athletes using The SportsTrac(R) System. The SportsTrac(R) System has been used on a promotional basis for more than one year with a small number of professional sports organizations. Currently, The SportsTrac(R) System is installed at multiple locations. We cannot assure you, however, that additional professional sports organizations will utilize The SportsTrac(R) System on a promotional basis or otherwise.

         The SportsRAC(TM) System has been successful in preliminary trials of our prototypes. We currently do not have and do not plan to conduct clinical trials to support The SportsRAC(TM) System.

         Broader acceptance of our products may require lengthy periods of review. Additional installations may be dependent upon the results achieved with current professional sports organizations, as well as upon pricing and athlete and union acceptance. Furthermore, our ability to provide customized software and data analysis, as well as reconfiguring the parameters of both, may influence whether other installations are made. While we believe that we presently have the ability to produce and reconfigure customized software and data analysis, we cannot assure you that products and services will be accepted by the marketplace or will be provided on a cost-effective basis. Additionally, we cannot assure you that the results at installed sites will be sufficiently positive to achieve wide acceptance. Achieving market acceptance for our products will require substantial marketing efforts and the expenditure of significant funds to inform potential customers of the availability of our products.

         WE MAY BE UNABLE TO MANAGE ANY GROWTH.

         Any growth that we have will require us to expand services, hire additional employees, and expand our operational systems. We cannot assure you that we will be able to effectively and cost-efficiently control the planned expansion.

RISKS CONCERNING OUR ASSETS

         WE MAY BE SUBJECT TO CLAIMS OF CREDITORS OF OUR PREDECESSOR COMPANY.

         We purchased substantially all of the assets of our predecessor company on March 2, 1999. As part of the purchase, we assumed most, but not all, of the liabilities of our predecessor company. Any creditor of our predecessor company whose obligation was not assumed may challenge the purchase as a fraudulent transfer and could seek as a remedy a judgment against us for the lesser of the value of the transferred assets or for the amount of the creditor's claim, a lien upon the transferred assets to the extent of the creditor's claim, or the avoidance of the transfer to the extent necessary to satisfy the creditor's claim. Although the elements of proof necessary to successfully prosecute a claim under the various laws applicable to fraudulent transfers (such as the Uniform Fraudulent Conveyance Act or the Uniform Fraudulent Transfer Act) may vary depending upon the state in which an action is brought, a number of defenses to such claims exist. We would vigorously assert those defenses in the event any claims were brought, and in addition we would assert all defenses of our predecessor company upon the claim of the underlying indebtedness. We recognize, however, that the expenditure of legal fees in connection with any such proceeding could also have a material adverse effect on us. The general limitation of the remedies available to the amount necessary to satisfy the creditor's claim allows us to reasonably estimate that the exposure, in the event such claims were raised, could be limited to the amount of the indebtedness claimed by the creditor, in addition to the creditor's claims of interest, costs, and attorney's fees. We believe that the likely exposure (exclusive of our cost of defense, and any attorney's fees and interest that might be claimed by the creditor) in the event such claims were raised would be $135,000. The financial statements in this prospectus do not reflect any adjustments for this uncertainty.

         OUR PURCHASE OF THE ASSETS OF OUR PREDECESSOR COMPANY WAS NOT NEGOTIATED AT ARM'S LENGTH.

         Our purchase of the assets of our predecessor company was not negotiated at arm's length. The purchase may have contained terms other than those that would be included if the purchase were negotiated at arm's length. The purchase price we paid for the assets of our predecessor company may be greater than the value of the assets purchased. Most of the officers, directors, and stockholders of our predecessor company are our officers, directors, and stockholders. Each of them benefited from the purchase of the assets of our predecessor company.

         THE VALUE OF OUR TECHNOLOGY IS BASED ON AN APPRAISAL.

         Our balance sheet data included in this prospectus reflects a value of $1,965,812, net of accumulated amortization of $34,188, which has been attributed to certain intellectual property. The intellectual property includes patent rights and other technology. The value of the intellectual property is the opinion of The Mentor Group, Geneva, Illinois. It is extremely unlikely that we would be able to sell the intellectual property in a liquidation for more than a fraction of the appraised value.

         IF WE LOSE OUR RIGHT TO USE LICENSED TECHNOLOGY, OUR OPERATIONS WILL BE AFFECTED.

         The SportsTrac(R) System relies on the Critical Tracking Task technology. The Critical Tracking Task technology is sublicensed to us by BioFactors, Inc. BioFactors uses the Critical Tracking Task technology pursuant to a license granted to BioFactors by Systems Technology, Inc. The Critical Tracking Task technology is considered one of the benchmark measures of human hand-eye performance and is protected under one patent and two copyrights. We utilize the Critical Tracking Task technology in The SportsTrac(R) System and The SportsRAC(TM) System.

         Our sublicense with BioFactors expires on November 24, 2008 (assuming the exercise of all available extensions), as does BioFactors license from Systems Technology. If we do not market, sell, or manufacture products other than The SportsTrac(R) System and The SportsRAC(TM) System and any other products relying upon the Critical Tracking Task technology, the expiration of the sublicense will have a material adverse effect on our revenue. We cannot assure you that we will be able to extend the term of the sublicense beyond November 24, 2008 or that we will be able to market, sell, or manufacture any products which do not rely on the Critical Tracking Task technology. We have agreed with BioFactors and Systems Technology that we can assume BioFactors' rights and obligations should the BioFactors license from Systems Technology terminate earlier.

RISKS CONCERNING OUR FINANCIAL NEEDS

         WE HAVE NO OPERATING HISTORY; OUR PREDECESSOR COMPANY EXPERIENCED NET LOSSES.

         We were recently formed. We purchased the assets of our predecessor company on March 2, 1999. We have a short operating history. Our predecessor company was formed in April 1995 for the purpose of developing and marketing devices to enhance athletic performance. Our predecessor company had aggregate net losses of $4,427,069. We cannot assure you that we, as the new owner of our predecessor company's assets, will be able to operate profitably.

         WE HAVE SIGNIFICANT LONG-TERM INDEBTEDNESS THAT WE MAY NOT BE ABLE TO PAY.

         As of April 30, 1999, we have long-term indebtedness of $819,000, due December 31, 2000. Absent our ability to generate significant profits, we have no known source to repay the debt beyond the proceeds of this offering.

         WE ARE DEPENDENT ON THE PROCEEDS OF THIS OFFERING; WE MAY NEED ADDITIONAL FINANCING.

         Our cash requirements are significant. We believe that the net proceeds of this offering, together with cash generated from operations, will be sufficient to conduct our operations, for at least 18 months. We will use the proceeds from this offering to further develop and market The SportsTrac(R) System and The SportsRAC(TM) System. In the event that our plans change, or the costs of development prove greater than we anticipated, we may be required to curtail our expansion or to seek additional financing sooner than we currently anticipate or we may cease operations. We have no current arrangements for additional financing and we cannot assure you that additional financing, if available, will be on acceptable terms.

RISKS CONCERNING THE MARKET FOR THE UNITS AND OUR COMMON STOCK AND CLASS A COMMON STOCK PURCHASE WARRANTS

         THERE IS NO TRADING MARKET FOR OUR SECURITIES.

         There is no established trading market for the units or our common stock or class A redeemable common stock purchase warrants. We will apply for listing on the Boston Stock Exchange and the NASDAQ SmallCap(SM) Market. We may, however, be unable to list or retain a listing of our common stock and class A redeemable common stock purchase warrants. A trading market may not develop in the future. You should purchase the units only as a long-term investment because you may not be able to promptly liquidate your investment in the event of a personal financial emergency or otherwise.

         SEC AND FLORIDA PROCEEDINGS INVOLVING THE MANAGING UNDERWRITER.

         The Securities and Exchange Commission issued a formal order directing a private investigation by the SEC staff involving Fairchild Financial Group, Inc. and certain other persons. Fairchild is the managing underwriter for this offering. For a description of the SEC investigation see "Underwriting."

         On April 3, 1999, the Florida Department of Banking and Finance filed an administrative complaint against the managing underwriter and its former chief executive officer and three brokers. For a description of the complaint see "Underwriting."

         If we are not able to list our common stock or class A redeemable common stock purchase warrants on the Boston Stock Exchange or another exchange or on the NASDAQ SmallCap(TM) Market, and a public market for our common stock develops, of which we can give you no assurance, the managing underwriter intends to make a market in such securities in the over-the-counter market, subject to compliance with Regulation M of the Securities and Exchange Act. An unfavorable resolution of the SEC investigation or the Florida complaint could have the effect of limiting or curtailing the managing underwriter's ability to make a market in our securities in which case the market for and liquidity of our securities may be adversely affected.

         SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

         All of our currently outstanding shares of common stock are "restricted securities." In the future they may be sold only upon registration under the Securities Act, or upon reliance on an exemption from the registration requirements such as Rule 144. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) 1% of our issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of restricted securities which a person who is not an affiliate may sell is not so limited, since non-affiliates may sell their shares held for two years if there is adequate current public information available concerning us.

         There is no market for our common stock or our class A redeemable common stock purchase warrants, and you should not assume any market will ever exist. If a market for our common stock or our class A redeemable common stock purchase warrants develops, you should be aware that the possibility of resales by our existing stockholders may, in the future, have a material depressive effect on the market price of our securities.

         IN ADDITION TO THE ABOVE RISKS, WE MAY BE SUBJECT TO RISKS WE DO NOT FORESEE OR FULLY APPRECIATE. IN REVIEWING THIS PROSPECTUS, YOU SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS COULD BE IMPORTANT.

                           FORWARD LOOKING STATEMENTS

         We make some forward-looking statements in this prospectus about our plans, objectives, expectations, and intentions. The statements use forward-looking words such as "anticipate," "continue," "estimate," "expect," "may," "will," or other similar words.

         The forward-looking statements involve certain risks and uncertainties. There are many factors that may cause actual results to differ materially from those contemplated, projected, forecast, estimated, or budgeted in the forward-looking statements. These factors include:

         * heightened competition, including specifically the entry of new competitors and new products;

         *        inability to carry out our marketing plans;

         *        loss of our key executives; and

         * general economic and business conditions which are less favorable than we expect.

                                 USE OF PROCEEDS

         The net proceeds we will receive from this offering are estimated to be $2,750,000. The net proceeds equal the price of the units LESS underwriters' compensation and approximately $203,700 in other estimated expenses of this offering. We intend to use the net proceeds over a period of 18 months approximately as follows:

                                                              Approximate
                                  Approximate Amount of       Percentage(%) of
                                      Net Proceeds            Net Proceeds
                                 ---------------------------------------------
Product Development                  $  550,000                    20%

Sales and Marketing                   1,100,000                    40%

General and Administrative              412,500                    15%

Acquisitions                            550,000                    20%

Working Capital                         137,500                     5%
                                     ----------                 ------

            Total                    $2,750,000                 100.0%

         We will use product development funds for research and development. Research and development includes product design engineering, prototype design, statistical analysis, and software design and development. Sales and marketing expenses include direct and third party selling programs. General and administrative expense includes administration and facility and infrastructure expense. We will use working capital funds for our general business purposes.

         The amounts listed above are estimates. Our board of directors has broad discretion to spend the net proceeds for other business purposes if our board of directors determines it is in our best interest. Thus, the actual amount expended to finance any category of expenses may be increased or decreased or reallocated to new uses by our board of directors, in its discretion. In this respect, presently, we have no specific acquisitions planned. We intend to explore acquisitions that may be complementary to our business. Acquisitions will be directed to expand our product lines and complement our marketing and visibility. Possible acquisitions may be in the area of new products or technology or increased marketing capabilities.

         To the extent our expenditures are less than projected, the excess funds will be used for general working capital purposes. Conversely, to the extent our expenditures require additional funds, we may seek additional financing from financial institutions or other sources. We can give you no assurance that additional financing will be available on acceptable terms.

         The net proceeds of this offering that are not expended immediately may, but are not required to, be deposited in interest bearing accounts or invested in government obligations or certificates of deposit.

                         DETERMINATION OF OFFERING PRICE

         Prior to this offering, there was no public market for our common stock and no class A redeemable common stock purchase warrants were issued. We determined the initial public offering price for the units and the exercise price for the class A redeemable common stock purchase warrants in negotiations with the underwriters. Among the factors we considered in determining the initial public offering price and the exercise price were the following:

         *        Our financial information and prospects for future revenues;

         * The history of, and the prospects for us and the industry in which we compete;

         *        An assessment of our management;

         *        Our past and present operations;

         *        The present state of our development; and

         * All of these factors in relation to market values and valuation measures of other companies engaged in activities similar to our activities.

         The initial public offering price of the units and the exercise price of the class A redeemable common stock purchase warrants should not be considered an indication of the actual value of our common stock. The value is subject to change as a result of market conditions and other factors. We cannot assure you that an active trading market will develop for our common stock or our class A redeemable common stock purchase warrants. We cannot assure you that our common stock will trade in the public market subsequent to this offering at or above the initial public offering price of the units or at or above the exercise price of the class A redeemable common stock purchase warrants.

                                 DIVIDEND POLICY

         Declaration of dividends is within the discretion of our board of directors. Our ability to declare dividends will depend upon our earnings, if any, our financial condition, our capital requirements, and other general business conditions. Even if we have the ability to declare dividends, we currently intend to retain our earnings, if any, to finance the expansion of our business and for general corporate purposes. We do not expect to pay dividends for the foreseeable future. In addition, if we borrow money in the future, our lenders may restrict our ability to pay dividends.

                                    DILUTION

         Our net tangible book value was $12,006 on April 30, 1999. Our tangible book value equals our total tangible assets LESS our total liabilities. The net tangible book value PER SHARE of our common stock equals our tangible book value DIVIDED BY the number of shares of our common stock outstanding.

         After application of the estimated net proceeds of this offering, our pro forma net tangible book value will be $2,762,006 or $1.03 per share. This represents an immediate dilution in net tangible book value per share of our common stock of $4.97. This dilution is calculated without any value attributed to the class A redeemable common stock purchase warrants and without any dilutive effect of the exercise of any options, the conversion of any debt, or the exercise of any class A redeemable common stock purchase warrants or managing underwriter warrants. The following table illustrates this dilution:


Offering Price per Share                                                   $6.00

         Net tangible book value per share prior to this offering  $ .01
         Net tangible book value increase attributable to
           purchases of shares                                     $1.02
                                                                   -----
Net tangible book value per share after this offering                      $1.03
                                                                           -----

Immediate dilution per offered share                                       $4.97


         The following table illustrates the number of shares of our common stock held by our existing shareholders and to be held by our new shareholders after this offering. The table also shows the total amount and average amount paid for the shares of our common stock. The table does not take into account any shares that we may issue upon the exercise of any options, the conversion of any debt, or the exercise of any class A redeemable common stock purchase warrants or managing underwriter warrants.

                                   Shares of       Aggregate          Average
                                 common stock    consideration     consideration
                                   acquired          paid         paid per share
                                 ------------    -------------    --------------
Existing shareholders              2,099,788      $2,557,196           $1.22
Investors in this offering           585,000      $3,510,000           $6.00
                                   ---------      ----------           -----
            Totals                 2,684,788      $6,067,196           $2.26

                                 CAPITALIZATION

         Our capitalization as of April 30, 1999 is presented in the following table. The "As Adjusted" column shows our capitalization as if we received net proceeds from the sale of the units at a price of $6.00 per unit on April 30, 1999. The table does not take into account any shares which may be issued upon the exercise of any options, the conversion of any debt, or the exercise of any class A redeemable common stock purchase warrants or managing underwriter warrants.

                                                             April 30, 1999
                                                       -------------------------
                                                        Actual(1)    As Adjusted
                                                        ---------    -----------

LONG-TERM DEBT                                         $  819,000    $  819,000

STOCKHOLDERS' EQUITY
Preferred Stock, par value $.01; 1,000,000 shares              --            --
authorized; none issued or outstanding
Common Stock, par value $.01; 14,000,000 shares
authorized; 2,099,788 shares issued and outstanding
actual and 2,684,788 shares issued and outstanding as
adjusted                                                   20,998        26,848
Additional paid in capital                              2,293,414     5,037,564
Stock subscription receivable                            (116,875)     (116,875)
Deficit accumulated during the development stage         (219,719)     (219,719)
                                                       ----------    ----------
            TOTAL STOCKHOLDERS' EQUITY                 $1,977,818    $4,727,818
                                                       ----------    ----------
            TOTAL CAPITALIZATION                       $2,796,818    $5,546,818
                                                       ==========    ==========

                         SELECTED FINANCIAL INFORMATION

         The following selected financial data is qualified by reference to, and should be read in conjunction with, the Financial Statements of the Company, the respective notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Registration Statement. The selected statement of operations data of the Company presented below for the period from January 1, 1997 through April 30, 1999, and the balance sheet data as of April 30, 1999, March 1, 1999, December 31, 1998 and 1997, are derived from the Historical and Pro-Forma Financial Statements of the Company that have been audited and examined by Morrison, Brown, Argiz and Company, independent auditors, and are included elsewhere in this Registration Statement. See "Financial Statements."

                                                                                     (PRO-FORMA)          (PRO-FORMA)
                                                                (PRO-FORMA)        January 1, 1998      January 1, 1997
                                          March 2, 1999       January 1, 1999          Through              Through
                                             Through              Through            December 31,         December 31,
                                          April 30, 1999       March 1, 1999            1998                 1997
                                         ---------------      ---------------      ---------------      ---------------
STATEMENT OF OPERATIONS DATA:

Revenues                                 $            --      $        42,956      $        72,500      $            --
                                         ---------------      ---------------      ---------------      ---------------

Expenses
   General and administrative                    154,798              153,245              931,451              756,869
   Interest                                       28,595               44,500              265,929              209,009
   Depreciation and amortization                  37,987               14,198               84,179               78,098
                                         ---------------      ---------------      ---------------      ---------------

               Total expenses                    221,380              211,943            1,281,559            1,043,976
                                         ---------------      ---------------      ---------------      ---------------

Other income
   Other                                           1,661                   --                   --                   --
   Estimated expenses previously
    accrued but not incurred                          --                   --                   --              180,967
                                         ---------------      ---------------      ---------------      ---------------

               NET LOSS                  $      (219,719)     $      (168,987)     $    (1,209,059)     $      (863,009)
                                         ===============      ===============      ===============      ===============


BASIC AND DILUTED NET LOSS
 PER COMMON SHARE:                       $          (.03)     $          (.06)     $          (.41)     $          (.30)
                                         ===============      ===============      ===============      ===============

SHARES USED IN THE CALCULATION
 OF BASIC AND DILUTED NET LOSS
 PER SHARE                                     7,567,784            2,916,000            2,916,000            2,916,000
                                         ===============      ===============      ===============      ===============

                                                                                     (PRO-FORMA)          (PRO-FORMA)
                                                                (PRO-FORMA)          December 31,         December 31,
                                          April 30, 1999       March 1, 1999             1998                 1997
                                         ---------------      ---------------      ---------------      ---------------

BALANCE SHEET DATA:
Cash                                     $       810,611      $        20,829      $        35,846      $        90,850
Working capital (deficit)                        763,739           (3,673,590)          (3,511,435)          (2,358,946)
Total assets                                   2,951,666              755,530              751,699              846,273
Long term debt                                   819,000                   --                   --                   --
Total stockholders' equity (deficit)           1,977,818           (2,981,569)          (2,812,582)          (1,603,523)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                               FINANCIAL CONDITION

         You should read the following discussion together with our financial statements and notes thereto.

RESULTS OF OPERATIONS

         To date, we have received only immaterial revenues from product sales ($115,456 through April 30, 1999). We anticipate only moderate revenues from product sales during the next twelve months. We therefore expect to incur operating losses until such time as we generate significant revenues from the sale of any version of our products. We believe we can significantly increase our overall revenues from product sales during the first and second quarters of 2000.

         Our predecessor company had net losses of $863,009 in 1997, and $1,209,059 in 1998. Our predecessor company had cumulative net losses from the date of its inception through March 1, 1999 of $4,427,069.

PLAN OF OPERATION

         During late 1999 and during 2000, we intend to further refine the professional level sports team version of The SportsTrac(R) System for sale to professional sports teams. We also intend to adapt it to other formats. We will endeavor to develop and market new versions of our products. We plan to conduct market research studies and develop new versions of our product and prototypes of the new versions.

         We also intend to formalize and implement a strategic marketing plan. To date, we have focused our efforts in developing our products and proving that our products work. With the completion of this offering we will focus more on sales and marketing.

         Although we will focus on sales and marketing, we will continue with our research and development activities. We believe our proprietary performance evaluation technology can be the foundation for a number of versions of our products. Additionally, we believe that opportunities to address other market segments will arise based on the fundamental nature of the core technology of The SportsTrac(R) System and The SportsRAC(TM) System. We cannot assure you, however, that we will successfully produce our products or adapt our products to other uses. Even if we were able to successfully adapt The SportsTrac(R) System and The SportsRAC(TM) System to other formats, we cannot assure you that the adaptations will achieve market acceptance.

LIQUIDITY AND CAPITAL RESOURCES

         Our business is in the development stage and requires the proceeds of this offering to commence meaningful marketing activities and the adaptation of our products to various formats. We expect to incur substantial expenditures and operating losses over the next 18 months to implement our sales, marketing, and other programs. We believe that the net proceeds of this offering will be sufficient to fund our liquidity needs for at least the next 18 months.

YEAR 2000

         We utilize software and related technologies throughout our business that will be affected by the date change in the year 2000. We are in the process of evaluating the full scope and related costs to insure that our systems continue to meet our internal needs and those of our customers. Anticipated costs for system modifications are not expected to have a material impact on our operations. However, we cannot measure the impact that the year 2000 issue will have on vendors, suppliers, customers, and other parties with whom we conduct business.

                                    BUSINESS

                                     GENERAL

         We are an early stage business incorporated on June 15, 1998. We commenced operations on March 2, 1999 when we acquired the assets of our predecessor company. Our business is to develop and market products designed to enhance and monitor athletic performance and to assist in injury rehabilitation.

         We currently have two product lines--The SportsTrac(R) System line and The SportsRAC(TM) System line. The SportsTrac(R) System is a performance assessment tool that can measure a person's hand-eye coordination and chart day-to-day variations in performance. It measures both the physical and mental readiness of an athlete. The SportsRAC(TM) System is an injury rehabilitation tool that enables a person to regain fine motor control of a surgically repaired limb more quickly than can be achieved under conventional rehabilitation methods. We have only recently begun selling production models of our products. To date we have only sold a limited number of units of The SportsTrac(R) System and The SportsRAC(TM) System.

         A component of The SportsTrac(R) System and The SportsRAC(TM) System incorporates the Critical Tracking Task, a tool created by Systems Technology, Inc. for the U.S. Air Force. It was initially developed to evaluate whether military pilots could control experimental aircraft. We have an exclusive right to use the Critical Tracking Task technology solely for sports-related and sports-entertainment applications. The software and associated protocols and methodology for the Critical Tracking Task technology is licensed by Systems Technology to BioFactors, Inc. We have a sublicense from BioFactors. Although BioFactors' exclusive licensing agreement expires in 2008 (assuming the exercise of all available extensions), we have an agreement which will allow us to assume BioFactors' rights and obligations under the original licensing agreement with Systems Technology in the event of BioFactors' default. This means our sublicense will remain in effect, until the scheduled expiration date of our sublicense in 2008, so long as we are not in default under any terms of the sublicense. Our predecessor company paid BioFactors $1,000,000 and certain other consideration for the sublicense. We are obligated to pay BioFactors quarterly royalties equal to 8.5% of the cash receipts for the technology component of our products when we sell products using the sublicensed technology.

                                 MARKET POSITION

         The SportsTrac(R) System and SportsRAC are computer-based tools designed to enhance athletes' performance and health. Based on proprietary technology, we believe that both product lines can be developed into comprehensive product families aimed at the professional, organized amateur, and consumer sports markets, and at the healthcare industries. Collective benefits include injury prevention and rehabilitation, improved mental focus and concentration, self-training, and improved athletic performance.

         We believe that there is growth potential for The SportsTrac(R) System and related products to be developed. Based on our industry research, we believe that the market for computer-based performance assessment products (such as athlete monitoring equipment or exercise machines with an integrated computer system) is less than $50 million worldwide and thus represents a minuscule fraction of the global sporting goods industry. Opportunities exist as a result of a lack of product endorsements and poor product positioning on the part of existing suppliers. Existing products are either too expensive, hard to use, or lack real performance benefits. Our strategies are designed to remedy these shortcomings.

         We also believe there is growth potential for The SportsRAC(TM) System product line. The technology offers more effective and accelerated injury rehabilitation processes at a time when we believe the rehab industry is faced with mounting pressures to reduce costs and shorten patient recovery times.

         We have secured endorsements from several professional athletes, teams, sports medicine experts, and other prominent sports figures that either use The SportsTrac(R) System and The SportsRAC(TM) System or are otherwise in a position to provide favorable testimonial. In addition, we plan to make the internet an integral part of The SportsTrac(R) System technology and marketing approach.

       RATIONALE FOR THE SPORTSTRAC(R) SYSTEM AND THE SPORTSRAC(TM) SYSTEM

         The SportsTrac(R) System and The SportsRAC(TM) System are innovative, computer-based tools that help athletes reach peak performance levels and maintain optimal health. This is based on the simple equation:

                           "Body + Mind = Performance"

         We believe athletes are at their best when body and mind come together "just right"--when physical skills are at their peak and the mind is focused, concentrating to bring those skills together at exactly the right moment. It is then that athletes FEEL like athletes and perform at their highest levels. Today's athletes enjoy a wealth of resources to increase their bodies' capacity to perform. Sophisticated equipment to build strength and endurance, coaches who teach cutting edge technique and proper form, and advanced medical procedures to heal the body faster and better. All of these things have produced stronger, faster, and physically superior modern athletes.

         But in spite of these improved physical capabilities, we believe the techniques and technologies in use today have done little to improve the way the mind and body work TOGETHER to achieve peak performance levels. Thus, all athletes--whether professional or amateur--continue to struggle with issues of focus and concentration. While self-help books and tapes are readily available, none of these static forms of training provide the objective measures needed to gauge the athlete's mental state of readiness. Athletes continue to succumb to loss of fine motor control when injuries and off-season rest cause the pathways between body and mind to become sluggish. As a result, modern athletes suffer the same kinds of lapses in focus and concentration experienced by athletes of years past. They go through the same sorts of performance slumps and avoidable injuries that occur when body and mind are out of rhythm. In short, today's athletes are physically enhanced, but lack the tools to improve the mind's ability to exploit the body to its fullest.

         The SportsTrac(R) System and The SportsRAC(TM) System measure the combined physical and the mental aspects of the athlete's makeup, thus providing a "body + mind" solution. The systems accurately measure physical coordination and fine motor control, the critical links between the body's reaction to the mind's perception, and in doing so, enable athletes to enhance the inter-workings between body and mind, and maximize performance levels.

         We have the benefit of five years of research in professional sports. We believe we are poised to deliver beneficial, technologically advanced performance and health enhancement products to professional and amateur athletes and healthcare professionals. We intend to make The SportsTrac(R) System and The SportsRAC(TM) System available to healthcare professionals, and all athletes, of varying ages, male or female, from top professionals and elite amateurs, to student and youth athletes, as well as serious weekend warriors. Our products use proprietary technology, which we believe will be priced affordably, and will be easy and fun for athletes to use on an everyday basis.

                                PRODUCT OVERVIEW

         Our product family is divided into two distinct product lines: performance assessment products (The SportsTrac(R) System) and injury rehabilitation products (The SportsRAC(TM) System). The structure of our family of products is pictured below.


                                  [FLOW CHART]


                                 PRODUCT FAMILY


        THE SPORTSTRAC(R) SYSTEM               THE SPORTSRAC(TM) SYSTEM

     PERFORMANCE ASSESSMENT PRODUCTS        INJURY REHABILITATION PRODUCTS



PERFORMANCE ASSESSMENT PRODUCTS: THE SPORTSTRAC(R) SYSTEM

         The professional version of The SportsTrac(R) System consists of a small screen, keyboard, and a control knob similar to the volume control on a radio. The components are housed in a small, rugged unit which can sit on a tabletop in the corner of a locker room, at home, or on the road. The SportsTrac(R) System is light and portable for easy transportation with team equipment.

         Before going out on the field or court, each athlete spends 2 to 5 minutes using The SportsTrac(R) System. After the athlete enters his or her identification number, the screen displays a diamond pointer drifting between two vertical lines. Using the control knob, the player must correct for the unpredictable movement of the pointer, keeping it from touching either of the lines. The difficulty increases as the pointer gradually accelerates, until the pointer touches one of the lines. The "critical instability" level at the point the player loses control of the pointer is an instant, accurate measure of the player's hand-eye coordination. To ensure maximum accuracy, each player repeats the task five times in a session with The SportsTrac(R) System. The subject's ability to perform this task results in a set of precise, quantitative coordination measurements, or "scores." When multiple trials of the task are performed consecutively in a predetermined battery, subsequent measures of concentration or mental focus can be derived.

         Using The SportsTrac(R) System is like balancing a broomstick upright on your open palm. You must move your hand from side to side to prevent the unstable broomstick from falling to the ground. Using The SportsTrac(R) System is like balancing a broomstick that becomes shorter over time. The balancing task is simple when the stick is long, but becomes increasingly difficult and eventually impossible as the length decreases (compare balancing a broomstick with balancing a short pencil).

         The SportsTrac(R) System can help an athlete achieve and maintain peak performance by intelligently monitoring the subtle day-to-day changes in coordination and concentration that affect the athlete's ability to perform on the field. These changes are typically caused by variations in the athlete's "life" factors (E.G., sleep, diet, stress levels, fatigue, medication) which can also be monitored by The SportsTrac(R) System. When used properly, the product allows athletes to understand and modify the cause (life factors), to optimize the effect (coordination and concentration), and thus maximize the impact (athletic performance).

         The SportsTrac(R) System includes the Critical Tracking Task, a tool created by the U.S. Air Force to evaluate whether pilots could control experimental aircraft. Since the initial conception of the Critical Tracking Task, over 40 years of research and field testing by the Department of Defense, NASA, and the Department of Transportation has supported the Critical Tracking Task's accuracy in assessing the motor skill level of astronauts, pilots, ship captains, and heavy equipment operators. The Critical Tracking Task is a sensitive and reliable measure of the effects of environmental, or life, factors on human coordination. The technology has been successfully applied in broad range of military, aeronautics, and industrial applications. As stated in "Advances in Man Machine Research" (Volume 5, 1988), The Critical Tracking Task has emerged as one of the most sensitive and reliable tests for investigating operator tracking work-load.

         The Critical Tracking Task is integrated with one component of The SportsTrac(R) System. Database and graphing functions allow athletes to enter data on their life factors and athletic performance. These data can subsequently be compared to the athlete's scores, either graphically for at-a-glance examination, or quantitatively if more thorough analysis is required. The entire process including data entry, performing the Critical Tracking Task task, and graphical display takes no more than a few minutes to complete each day. The understanding gained through this process allows athletes to make modifications that lead to enhanced levels of performance.

         Another major system component is the eAdvisor(TM), a proprietary set of algorithms we developed. The eAdvisor(TM) detects abnormal (or, anomalous) patterns in athletes' scores, and triggers automated alerts that signal an increased risk of injury or performance slump. The eAdvisor(TM) can be configured to dispense tips on mental focusing techniques and other timely advice whenever the athlete's scores indicate the need for assistance.

         Whether the user is a professional or amateur athlete, in a team or individual setting, we believe that products developed with The SportsTrac(R) System can provide the following benefits:

         *    Consistently higher levels of athletic performance
         *    Improved mental concentration and focus
         *    Self-training, exploration, knowledge, and assessment
         *    Competitive edge over other athletes and teams
         *    Injury prevention

         *    Emulation of professional athletes who use The
              SportsTrac(R)System

         THE SPORTSTRAC(R) SYSTEM PRODUCT LINE. We intend to develop The SportsTrac(R) System product line as pictured below. We believe that the products will collectively enable us to stratify the market and reach a broad base of customers including professional, elite amateur, and recreational athletes, as well as persons interested in self-improvement, fitness, health, and wellness.


                                  [FLOW CHART]


                        PERFORMANCE ASSESSMENT PRODUCTS:
                            THE SPORTSTRAC(R) SYSTEM


         STAND ALONE PRODUCTS                         INTERNET-BASED PRODUCTS

    PROTEAM(TM)         ELITETEAM(TM)                       LIFETRAINER
                                                     (currently in development)

            ELITESOLO(TM)


         STAND ALONE PRODUCTS. Stand alone versions of The SportsTrac(R) System are CD-ROM-based self-contained, shrink-wrapped products that run on a single computer platform. They are designed for "serious" athletes seeking to sharpen their skills and improve their athletic performance levels. The stand alone versions share the same comprehensive set of features, including the embedded Critical Tracking Task, life factor data collection and graphical display, and the eAdvisor(TM) automated trend analysis and injury alert sub-system. We believe that the full feature set is better-suited for the dedicated athlete, while a reduced feature set is more appropriate for recreational athletes and persons interested in self-exploration and general health and fitness levels. Each of the stand alone versions includes a control panel used to perform the tracking task, a CD-ROM containing system software, and a printed user's guide.

         Three stand alone products are presently available: The ProTEAM(TM) System for professional athletes and teams, The ElITETEam(TM) System for organized amateur sports teams, and The EliteSOLO(TM) System for individual athlete-consumers. The three versions are differentiated primarily by the number of users allowed per system and service and support levels.

                  PROFESSIONAL PRODUCTS. The ProTEAM(TM) System is currently in use by a number of our professional clients on a promotional basis. It is designed for an unlimited number of users. The base package includes software, a proprietary digital control panel, documentation, on-site installation, technical support, and custom data analysis. Additional consulting services can be purchased.

                  AMATEUR TEAM PRODUCTS. The EliteTEAM(TM) System is an advanced version of the amateur product optimized for group use. This product is marketed to amateur athletic organizations including universities, high schools, and athletic clubs. The package includes software, an analog control panel, and documentation. The EliteTEAM(TM) System is currently priced at under $300 per system and allows up to twenty five users. The University of Pennsylvania was the first organization to purchase The EliteTEAM(TM) System.

                  CONSUMER-ATHLETE PRODUCTS. The EliteSOLO(TM) System is the first consumer product based on The SportsTrac(R) System. The base package incorporates all of the core functions and features of The SportsTrac(R) System, but is tailored specifically to appeal to the consumer-athlete. The package includes software, and analog control panel, and documentation. The system allows up to four users and is priced aggressively (less than $100 per system). A feature unique to The EliteSOLO(TM) System is the inclusion of value-added content provided by certain individuals, each of whom are noted authorities on athletic performance, fitness, and/or athletes' health issues. These experts include, among others, David Wright, Ph.D., renowned sports psychologist and author of the best-selling MIND UNDER PAR. In addition to the initial The ELITESOLO(TM) System package, customers will be offered a variety of after-market products and services. These include:

         *    Add-on profiles to expand the number of system users.
         * Add-on sports-specific "tabs" that let users enter performance data for their chosen sports.
         *    Customized data analysis reports.
         * Subscriptions to our print newsletters covering the latest trends and findings in fitness, athletics, health, and mental concentration.
         * Periodic updates to the eAdvisor(TM) informational tips on a subscription basis.

         These after-market items are designed to enhance The EliteSOLO(TM) System experience and provide access to the same expertise and knowledge resources offered to our professional clients. Customers will have the option to purchase bundles of these items at reduced prices.

         Future upgrades to our existing stand alone products will be enhanced through greater automation of life factor, tracking, and trend data, improved software interface elements, and built-in interaction with our web site. Using "hyper-links" embedded within The SportsTrac(R) System, users will be able to link to the site with a click of a mouse and access a host of interactive features. These will include:

         * "Calibrating" the user's tracking and life factor data against demographically defined groups of users for self-assessment and comparative purposes.
         * Accessing a virtual encyclopedia of helpful tips and advice provided by an expert panel of sports medicine practitioners, leading authorities on mental focus and concentration, professional athletes, trainers, and coaches, sleep experts, as well as reputable nutritionists and dieticians.
         * Interacting with other users as well as occasional celebrity guests through chat rooms.

         INTERNET-BASED PRODUCTS. We are presently developing LifeTrainer, an internet-based variant of The SportsTrac(R) System intended for recreational athletes and persons interested in self-improvement, fitness, general health, and wellness. LifeTrainer is designed to be a true mass market offering and will include a software module available to consumers free-of-charge via internet download. This module will be tightly integrated with our web site to create a highly interactive, personalized experience. Our web site will thus become an integral, strategic component of the LifeTrainer product. The initial module is based on a much simplified, reduced feature set that includes only the embedded Critical Tracking Task and life factor data collection capabilities.

         Users will be able to download the module from our web site, run a simple installation routine, input life factor data, and perform the tracking task with Microsoft Windows 95 or 98-compliant joystick. The user's data is stored on the recipient computer's hard drive in encrypted format. The module will not display graphs, or otherwise interpret the data for the user. Instead, LifeTrainer will periodically prompt users to obtain personalized, easy-to-read data analysis reports from our web site to learn how various factors uniquely affect their mental and physical capabilities. Once users accept the prompt, LifeTrainer will connect them to our web site, where the data will be analyzed by an algorithmic program residing on the site. Results will be presented online in real time in an attractive on-screen format for a nominal fee ($10-$15 per analysis). Users will also have the option to subscribe to the site for a higher fee in exchange for an unlimited number of reports within a predetermined time frame. We believe that the highly personalized, insightful information will provide great value to end-users.

INJURY REHABILITATION PRODUCTS: THE SPORTSRAC(TM) SYSTEM

         The SportsRAC(TM) System shares the same proprietary software technology embedded within The SportsTrac(R) System, but utilizes it in a manner that expands our range of product applications. Where The SportsTrac(R) System users respond to the tracking task by manipulating a knob with their fingertips, The SportsRAC(TM) System tracking session is performed using an anatomical joint (e.g., shoulder). The SportsRAC(TM) System integrates the core tracking task technology with anatomically-supportive biomechanics engineering, making it a safe and effective tool for the rehabilitation of surgically-repaired joints.

         The SportsRAC(TM) System is a free-standing device that supports the limb and joint as they are purposefully moved in a resistance-free range of motion. The software measures the user's ability to maintain "proprioceptive" awareness and delicate body control. Proprioception, in laymen's terms, refers to an individual's fine sense and feel for the position of the body or body part, relative to his or her surroundings. The measurements, or scores, provide important feedback. Because the design of The SportsRAC(TM) System protects the joint from stress, it can be used very early in the rehabilitation process to prevent loss of fine motor control. Under traditional rehabilitation methods, loss of motor skills generally occurs during the early rehabilitative stages when the surgically-repaired joint is subjected to long periods of immobilization and the neuropathways between the brain and limb become sluggish. This loss of motor control lengthens the rehabilitation program because the patient must perform a series of specialized exercises in order to regain the diminished skills. We believe that use of The SportsRAC(TM) System allows the patient to avert this erosion of motor skills and recover from injury faster and with greater body control.

         We also believe that The SportsRAC(TM) System can be used by non-injured athletes in everyday training routines to prevent injuries, improve the athlete's anatomical awareness, and enhance performance levels. The Critical Tracking Task's ability to accurately measure variations in coordination skills can be exploited to anticipate potential problems surrounding the joint that have not yet come to the surface. This feature enables trainers and therapists to monitor the athlete and take corrective action before performance levels are affected and injuries occur. Athletes themselves can use the quantitative feedback as a benchmark while honing their sense of control over the joint. When used in this manner, The SportsRAC(TM) System provides a safe and effective means for athletes to enhance their delicate sense of body control, resulting in a heightened state of anatomical awareness and improved performance on the field

         We believe that The SportsRAC(TM) System offers the following benefits to healthcare practitioners, sports teams, and athletes:

         * Accelerated, more efficient rehabilitation processes vis-a-vis traditional rehabilitation methods.
         *    Enhanced anatomical awareness and functional limb control.
         *    Injury prevention.

         Initially The SportsRAC(TM) System - Shoulder model was used by the Los Angeles Dodgers on a trial or promotional basis. Two members of the clinical staff are affiliated with us, including Michael Mellman, M.D., our Chairman of the Board. We have recently begun selling production models and have sold a limited number of units. Professional teams that use The SportsRAC(TM) System typically provide us promotional consideration. The SportsRAC(TM) System -Shoulder model has been applied by the Los Angeles Dodgers and Boston Red Sox in a number of shoulder injury cases. The Dodger pitching staff is using the model to improve the pitchers' delicate sense of shoulder control. The shoulder model is priced at $10,000 to $15,000 and consists of a free-standing unit, a laptop computer, installed software, documentation, and technical support.

         We are considering additional rehabilitation modalities for future development. The SportsRAC(TM) System can conceptually be re-configured for any joint, or group of joints, including knee, ankle, hip, and spine.

         We intend to develop The SportsRAC(TM) System product line as pictured below.

                                  [FLOW CHART]


                             INJURY REHABILITATION
                                   PRODUCTS:
                            THE SPORTSRAC(TM) SYSTEM


               SPORTSRAC(TM)                     SPORTSRAC(TM) KNEE
                 SHOULDER                    (in conceptual development)


                              OTHER SPORTSRAC(TM)
                                    PRODUCTS
                          (in conceptual development)



                MARKET OVERVIEW: PERFORMANCE ASSESSMENT PRODUCTS

         Our performance assessment products (The SportsTrac(R) System family) are designed to enhance athletic performance. In a broad sense, they are therefore classified as sporting goods, albeit with a unique technology bent. The multibillion dollar sporting goods market is global in scale and encompasses a broad spectrum of products ranging from sports apparel to athletic and fitness equipment, and athletic shoes. In a 1997 report, the Sporting Goods Manufacturers Association estimates the total WHOLESALE market at roughly $15 billion. At this massive size, overall growth rates are modest. However, individual suppliers are still able to generate strong growth at the expense of competitors by securing product endorsements from professional athletes.

         COMPUTER-BASED SPORTING GOODS. Within the overall sporting goods market is the specialized niche for computer-based fitness and athletic performance enhancement products. Products in this segment include, at the low end, simple database software programs that allow users to log their training routines and view their progress through graphs. These low end products are generally priced in the $100 and under range and, while they are affordable for most athletes, do little in the way of actual performance enhancement.

         In the upper reaches of this segment is a diverse group of higher-priced offerings which usually incorporate some element of propriety technology. These "high end" products include virtual reality systems in which users "race" against competitors over networked computers while working out on rigged treadmills and stationary bikes and video/computer-based motion analysis systems which analyze the athlete's golf swing or throwing motion. Although some of these products provide real performance benefits, they typically cost several thousand dollars and are not suited for most amateur athletes due to their inherent complexity and price.

         The computer-based sporting goods segment is small but growing. Based on our industry research, we estimate 1997 worldwide revenues at less than $50 million. While this figure is modest, we believe there is the potential for growth when viewed in proper perspective. At less than $50 million, the computer-based segment represents less than 1/10 of 1% of the total sporting goods industry. At the same time, there are roughly 75 million individuals in the U.S. alone who frequently participate in sports and fitness. On the institutional level, there are more than 300,000 colleges, high schools, health clubs, and amateur sports organization in the U.S. A strong potential market exists for the right product and approach.

         OPPORTUNITIES. We believe the keys to unlocking this segment's potential are to introduce properly positioned products and secure endorsements from professional athletes, sports teams, sports medicine authorities, and other visible sports figures. We believe none of these areas have been properly addressed by existing suppliers. Few, if any, suppliers have secured the kinds of endorsements needed to establish credibility and generate widespread interest. Suppliers have also fallen short in delivering well-positioned products. We believe the computer-based segment is saturated with products that either are innovative and solutions-oriented but too costly and difficult to use or are affordable and simple to use but do not offer true performance benefits.

         The SportsTrac(R) System provides solutions that are used in the professional sports world, are priced within the reach of our target customers, and are intuitive and simple for the average athlete to use. We will attempt to secure endorsements from several sports teams and athletes that have used our products extensively. Past and present users of The SportsTrac(R) System include:

         * PROFESSIONAL BASEBALL: Los Angeles Dodgers, New York Mets, Minnesota Twins, San Diego Padres, Anaheim Angels, and San Francisco Giants of Major League Baseball and their minor league affiliates
         * PROFESSIONAL ICE HOCKEY: Los Angeles Kings of the National Hockey League, and the New York Rangers' American Hockey League affiliate
         * PROFESSIONAL GOLF: Len Mattiace and Grant Waite, PGA touring pros, and Wendy Doolan, Hiromi Kobayashi, and Karen Noble, LPGA touring pros
         *    COLLEGIATE ATHLETICS: University of Pennsylvania Athletics
              Department
         * PROFESSIONAL BASKETBALL: Minnesota Timberwolves and certain individual players

Some of these users used a prototype model of The SportsTrac(R) System on a promotional or trial basis. A number of these teams or athletes currently endorse The SportsTrac(R) System on the SportsTrac web site (www.sportstrac.com) or on their official team web site.

         MARKET TRENDS. A number of social and technological trends will create favorable market conditions for our performance assessment products:

         * The cost of computer ownership is rapidly declining, making it increasingly affordable for target customers to use computers in their daily lives. Pentium-based, multimedia systems equipped with modems and CD-ROM drives are now available for under $1,000.
         * Society is shifting away from the appearance-oriented fitness mentality of the 1980's towards a more pragmatic approach emphasizing health, wellness, productivity, and human performance. Fitness is becoming a more practical social goal with broader appeal, thus expanding our target audience.
         * Women's participation in sports at both the professional and amateur levels is growing, thereby expanding the base of sporting goods customers. In a 1997 report, the Sporting Goods Manufacturers Association anticipated a 30% increase in participation in sports and fitness by women over the past decade. The first professional women's basketball league--the Women's National Basketball Association--was established in 1997.
         * A trend referred to as "cocooning" is the phenomenon where individuals increasingly spend their time at home using home exercise equipment, computers, and the Internet. This phenomenon naturally enhances the appeal of our consumer products.
         * Consumer use of the Internet is growing exponentially. In a 1998 report, the U.S. Department of Commerce estimated that Internet traffic is doubling every 100 days, and on-line commerce should reach $300 billion by the year 2002. With more than 100 million people now on-line, the digital economy is growing at double the rate of the overall U.S. economy.
         * Acceptance of computer technology within the world of professional sports is growing. While acceptance was slow to develop until recently because of the tradition-bound nature of sports, computers are quickly finding their way into athletic training rooms, front offices, and in the trainers', coaches', and athletes' hands. The SportsTrac(R) System is among the first to be used regularly by professionals for performance enhancement applications.

We anticipate that all of these trends will have a strong favorable impact on market growth.

         MARKET SEGMENTATION. Our performance assessment markets are segmented primarily by customer group. Each of The SportsTrac(R) System products addresses the needs of a specific sub-market. The strategies for developing and marketing these products have been developed accordingly.

         The professional sports segment consists of professional athletes and sports teams. The professional market plays a vital role, as it provides credibility and may be a source of endorsements needed to establish a presence in the more viable and promising amateur markets. It is the foundation on which our amateur products are based. Due to the finite number of prospective customers as well as the service-intensive, "hands-on" approach required by the professional customer, this segment has limited profit potential and is considered by us to be a break-even, or marginally profitable business. The professional segment is served by The

ProTEAM(TM) System. Currently, several professional teams and athletes are providing promotional consideration to us in order to use The SportsTrac(R) System. Professional consideration typically includes official media exposure, team/player endorsement, inclusion in the teams official web sites, and other promotional activities. We believe that such endorsements are vastly more valuable than the purchase price consideration we could receive on an outright sale basis.

         At the other end of the scale is the consumer segment, which feeds heavily off of professional usage and endorsements. We believe the consumer market is by far the largest in terms of revenue/profit potential. It is a high volume, mass market business with drastically reduced service requirements and greater product feature and promotion requirements. This segment is addressed by The EliteSOLO(TM) System and will be addressed by our LifeTrainer product. Our target customer for The EliteSOLO(TM) System has the following characteristics:

         *    Motivated to improve athletic performance.
         * Serious amateur athlete, likely to compete in organized sports leagues and events.
         * Interested in emulating professional athletes, or seeks to gain same competitive edge enjoyed by professional athletes.
         *    Computer literate.
         *    Computer ownership within the household.
         * Primary user within the household has some level of college education.
         *    Average annual household income of $40,000 or more.
         *    Male or female; product is gender neutral.

Our target LifeTrainer customer will have the following characteristics:

         * Interested in self-exploration, wellness, mind-body performance, and general health and fitness.
         *    Computer literate and versed in Internet usage.
         * Computer ownership within the household, including Internet access.
         * Primary user within the household has some level of post-high school education.
         *    Male or female; product is gender neutral.

         In between the two extremes lies the amateur team segment, consisting of NCAA collegiate athletic teams and similar organizations. This segment offers some of the credibility/endorsement value of the professional market, but is substantially larger in size, less severe in terms of the customer's service requirements, and therefore holds significant profit potential. It is addressed by The EliteTEAM(TM) System. Our target customer for The EliteTEAM(TM) System has the following characteristics:

         * Amateur organization focused on competition, as opposed to recreational or social aspects.
         * Youth-oriented/young adult organization which actively strives to train and develop participants' skills and abilities.
         * Regular, daily access to at least one computer system, or sufficient financial resources to purchase a dedicated computer.

         We believe the two amateur/consumer segments combined present significant growth opportunities. Our strategies are designed to capitalize on these opportunities and convert them to satisfied customers, revenues, and profits.

                 BUSINESS PLAN: PERFORMANCE ASSESSMENT PRODUCTS

         We believe that we must focus on market education and building awareness of The SportsTrac(R) System. Our strategy to build acceptance and awareness is to

         * Leverage our experience with professional athletes and teams to obtain highly visible endorsements,
         *    Utilize a low-cost entry approach,
         * Make use of OEM/private label distribution agreements that allow us to piggy-back on firmly entrenched distributors and marketers,
         * Create programs that foster the development of a SportsTrac(R) System "culture," and
         * Use the internet to rapidly build a large customer base by offering free software downloads.

         Because The SportsTrac(R) System is the first computer-based athletic performance product used by professional sports organizations, we will attempt to position The SportsTrac(R) System as the standard across professional and amateur sports.

         ADVERTISING AND PROMOTION. We will rely on product endorsements from sports professionals throughout our advertising and promotions. Several endorsements currently appear on our web site (www.sportstrac.com). The SportsTrac System(R) consumer and amateur products will be promoted through a number of avenues, including print media and television. An infomercial is being planned in which a number of professional athletes, trainers, and coaches endorse The SportsTrac(R) System and discuss real-world case studies that demonstrate the value of The SportsTrac(R) System. Print media advertising and promotion will include ads and product reviews in national and regional publications. Targeted mass mailings are also planned. Our web site (www.sportstrac.com) will be used extensively to promote The SportsTrac(R) System over the internet. LifeTrainer will be promoted heavily over the internet through the use of banner ads on high-traffic sites that link directly to our site.

         Professional products will be promoted through referrals, targeted trade shows, and conventions and through trade journals aimed at trainers, coaches, and team executives. We will use our established ties within professional sports to make further inroads and selectively add new clients that bring additional areas of strength, credibility, and endorsement value.

         DISTRIBUTION. Stand alone versions of The SportsTrac(R) System will be initially distributed through direct channels such as the internet and direct mail. As our product develops, we will review OEM/private label arrangements with established athletic equipment marketers and distributors. Carefully selected private labelers will use their visibility and market presence to build awareness quickly and efficiently. We will rely on a small direct sales force to distribute our professional-use products. We intend to implement client referral programs to facilitate the distribution of our professional-use products. To penetrate regions where language and culture present significant barriers, we will actively seek overseas partners to act as value-added distributors and/or technology licensees.

         The LifeTrainer, the internet-based versions of The SportsTrac(R) System, will be distributed primarily through our web site via free software download. Additionally, free CD-ROM disks containing the LifeTrainer software will be given away at tradeshows and targeted direct mailings. By distributing LifeTrainer free-of-charge, we believe we can saturate the market in a cost-effective manner and rapidly build up a large customer base.

         PRODUCT DEVELOPMENT. The entire SportsTrac(R) System product family is designed so that new products and specialized variants can be developed from interchangeable software code and simple database modifications. This design approach speeds up the development cycle while reducing costs and testing requirements. Moreover, it will allow us to capitalize on new market opportunities in a responsive manner. Specialized products being considered for introduction include consumer products for golfers and fitness enthusiasts interested in monitoring the effects of diet and nutrition on their mental focus and athletic performance. Multimedia and the Internet will be a large part of our products to make them attractive and inviting to use.

         Beyond The SportsTrac(R) System, we intend to explore other technologies and products to compliment The SportsTrac(R) System. We cannot assure you that our efforts will be successful.

                    MARKET OVERVIEW: REHABILITATION PRODUCTS

         According to the 1995 Medical and Healthcare Marketplace Guide, the U.S. market for rehabilitation services grew 25% from $16 billion in 1993 to an estimated $20 billion in 1995. It is expected to reach $45 billion in 2000. Strong demand for rehabilitation services is being fueled by a number of factors, including the aging of the U.S. population. According to a 1996 report on U.S. Rehabilitation Equipment Markets by Frost & Sullivan, sales of rehabilitation equipment are also expected to benefit, while at the same time, industry pressures arising from a limitation of Medicare reimbursement funds are forcing service providers to lower their costs and reduce patient recovery times.

         We believe that these trends will encourage strong enthusiasm and acceptance of The SportsRAC(TM) System because the technology can help healthcare service providers meet their cost containment objectives by accelerating the rehabilitation process.

         Opportunities also exist within the professional sports markets, due to the continued escalation of player salaries. Increases in workers' compensation costs create strong incentive to reduce injury rates, which, in turn, presents additional opportunities for The SportsRAC(TM) System.

                     BUSINESS PLAN: REHABILITATION PRODUCTS

         We believe that The SportsRAC(TM) System is positioned to capitalize on the growing market for rehabilitation equipment. Moreover, we believe that the accelerated rehabilitation and performance enhancement benefits offered by The SportsRAC(TM) System will enable us to realize acceptable rates of growth. To achieve this, we believe we must quickly establish brand recognition and focus on education of the healthcare and professional training industries.

         ADVERTISING AND PROMOTION. We intend to promote and educate the market about The SportsRAC(TM) System extensively through print media, primarily through the use of public relations campaigns and through select tradeshows aimed at physical therapists, professional sports trainers, and sports medicine practitioners. Targeted direct mailings will also be employed. The SportsRAC(TM) System will be further promoted on our web site.

         DISTRIBUTION. The SportsRAC(TM) System will be distributed through a direct sales force which will take advantage of our established network of contacts within the professional sports market. Once sufficient sales momentum has been established, we will also seek out qualified rehabilitation equipment distributors with widespread access to the healthcare buyers.

         PRODUCT DEVELOPMENT. We will concentrate our initial development efforts on refinement of The SportsRAC(TM) System -Shoulder model. We intend to also expand the product line to include additional rehabilitation modalities, beginning with a model designed for the rehabilitation of knee injuries. Future models may include systems for the rehabilitation of the ankle, spine, hip, and other joints, or groups of joints.

                                   COMPETITION

         Other performance assessment technologies have been developed for research and fitness for duty testing purposes. We are not aware of any that have been refined for commercial application in the sports and performance enhancement fields. Based upon our own evaluation, we believe that these alternate technologies are more difficult to administer and less practical in the marketplace than The SportsTrac(R) System. We believe that a significant amount of engineering and other work would be required for any of these other technologies to be successfully adapted to the marketplace in which we intend to market The SportsTrac(R) System.

         We have researched our intended marketplace and found that there are no products that are the same or similar to The SportsRAC(TM) System. We have not identified any machine that provides active neuromuscular stimulation involving the tissues that encapsulate the shoulder joint with performance evaluation from a resistance-free task. Thus, to our knowledge, there is no direct competition for The SportsRAC(TM) System, which we believe is unique in its exercise and assessment of the neuromuscular pathways involved in shoulder dynamics.

         There are a variety of products made by several companies that are used for shoulder training and rehabilitation. Those products significantly differ from the design and methods used by The SportsRAC(TM) System. While those products rely on strength, range of motion, and passive electrical stimulation either alone or in combination, none of them provide an exercise and assessment of the shoulder's ability to function with synchronized neuromuscular "firing" in a nearly resistance free environment. In fact, these same strength, range of motion, and electrical stimulation devices offer benefits that complement the advantages gained through use of The SportsRAC(TM) System.

         As our products are established, competition could arise from companies with more computer and software expertise or superior financial capability than we have. We believe that any new technology would lack the benefit of the three decades of validation of the Critical Tracking Task underlying The SportsTrac(R) System and The SportsRAC(TM) System.

                          TRADEMARKS AND SERVICE MARKS

         We hold a federally registered trademark for the name "SportsTrac" and have filed a trademark application for the name "SportsRAC." We may register or file other applications in the future. On occasion, our applications may be opposed by third parties. We intend to pursue all available legal remedies to vigorously defend our rights to our trademarks to the extent we have resources available to fund such activities. Although to date no claims have been brought against us alleging that we infringe on the intellectual property rights of others, we cannot assure you that claims will not be brought against us in the future, or that if made, the claims will be unsuccessful. In addition to any potential monetary liability for damage, we could be required to obtain a license in order to continue to use the trademark in question or could be enjoined from using the trademark if a license were not made available on acceptable terms. If we became involved in litigation, it might consume significant resources which could have a material adverse effect on us and our operations. If such a claim were successful, our business could be materially adversely affected.

                                    EMPLOYEES

         As of May 31, 1999, we employed seven full-time employees and three part-time employees. We anticipate hiring additional personnel after this offering for sales, marketing, engineering, and product support, and for general administrative assistance.

                                BOARD OF ADVISORS

         We are actively developing a board of advisors. The board will bring together noted athletes and experts in the fields of sports medicine, administration, research, marketing, law, and promotion. While the board of advisors is intended to serve an important role in the review of The SportsTrac(R) System and The SportsRAC(TM) System designs and identification of new product designs and customers, it will not serve any management function.

                                   FACILITIES

         Our executive offices are located at 6654 Gunpark Drive, Suite 100, Boulder, Colorado 80301. The lease of our executive office is for a term through December, 2000 with rent at approximately $1,400 per month. We also lease office space in Manhattan Beach, California. The lease is on a month-to-month basis with rent at $1,200 per month. Both facilities are used for administration, research and development, marketing, and customer services.

         We believe adequate facilities are available for our operations.

                                   LITIGATION

         We are not a party to any pending legal proceeding and our property is not subject to any pending legal proceeding. We are not aware of any material proceeding threatened against us.

         We have obtained insurance coverage in amounts deemed appropriate for the type and scope of our business. We cannot assure you that our insurance coverage will be adequate to protect against all losses that we might incur. If any losses were to occur, they could have a material adverse affect on our financial condition.

                       WHERE YOU CAN FIND MORE INFORMATION

         Because this is our first public offering, we have never been subject to the reporting requirements of the Securities and Exchange Act of 1934. We filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 describing and discussing the units offered in this prospectus. As allowed by the Securities and Exchange Commission, this prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. Additionally, statements we make in this prospectus about contracts and other documents are not necessarily complete. For more information about us and the units and our common stock and class A redeemable common stock purchase warrants, you should read the registration statement and any attached exhibits and schedules.

         You can read and copy our registration statement and any other materials we file with the Securities and Exchange Commission at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. You can obtain information about the operation of the public reference room by calling the Commission at 1-800-SEC-0330.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Our directors and executive officers are:

NAME                                  AGE    POSITION HELD
----                                  ---    -------------
Michael Mellman, M.D..............    48     Chairman of the Board and
                                             Director

Marc R. Silverman.................    46     Chief Executive Officer, President,
                                             Chief Financial Officer, and
                                             Director

Elliot Steinberg..................    61     Director

Solomon A. Weisgal................    72     Director

Joshua S. Kanter..................    37     Secretary and Director

         Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Our board of directors intends to meet quarterly. Executive officers are appointed by and serve at the discretion of our board of directors. For a period of five years after the date of this prospectus the managing underwriter will have the right to designate a non-voting advisor to our board of directors.

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

         MICHAEL MELLMAN, M.D., age 48, is our Chairman of the Board. He was a founder of our predecessor company and served as its chairman of the board. He lists the following activities and accomplishments:

         * Private practice of Internal Medicine as part of the Medical Institute of the Little Company of Mary Hospital in Redondo Beach, California from 1998 to present.
         * Private practice of Internal Medicine at Centinela Hospital Medical Center in Inglewood, California, from 1991 to 1998
         *    Team physician for the Los Angeles Dodgers since 1986, and for the
              Los Angeles Lakers and Los Angeles Kings from 1981 to present
         *    Team physician for the now defunct LA Express of the United States
              Football League
         *    Consultant to the Los Angeles Rams
         * Recognized as an expert in the area of sports medicine and athletic performance
         * Bachelor's degree in Zoology from the University of California at Los Angeles in 1973
         *    Medical degree from Mount Sinai School of Medicine in New York
         * Internship, residency, and chief residency in Internal Medicine at Cedars Sinai Medical Center in Los Angeles

         MARC R. SILVERMAN, age 46, is our Chief Executive Officer, President, Chief Financial Officer, and a Director. He was a founder of our predecessor company and served as its chief executive offer, president, chief financial officer, and a director. He lists the following activities and accomplishments:

         * President and a director of Performance Factors, Inc. from 1989 through 1993, in which he was one of the founders. Performance Factors merged into BioFactors, Inc. in May, 1994. Mr. Silverman was an officer of BioFactors from 1993 until September 1, 1995 and was a director until April, 1995
         * Director of Planning and Business Development at Technicon Corporation, a developer of computerized patient care and hospital information systems, from 1987 to 1989; responsible for strategic direction, new product planning, and corporate development
         * General Manager of the Medical Information Systems Division at Baron Data Systems, which developed and marketed automated clinical decision support systems for acute care hospitals and ambulatory care facilities from 1985 to 1987; Director of Planning of Baron Data Systems, with responsibility for the direction of all corporate product lines, from 1982 to 1985

         * Senior Analyst and Program Manager at Cutter Laboratories and Hexcel Corporation from 1978 to 1982; responsible for the design and implementation of various computer applications
         *    Engineering degree from the University of California at Los
              Angeles
         *    Attended the Stanford University, Advanced Management College

         ELLIOT STEINBERG, age 61, is one of our Directors. He was a director of our predecessor company from its formation. He lists the following activities and accomplishments:

         * Managing partner of W.S. Ventures, a private investment partnership
         * Engaged in the practice of law, specializing in business planning and real estate from 1992 to present
         * Managing member of Sunrise Creek, LLC, a company engaged in real estate subdivision and development in Colorado, from 1995 to present
         * Trustee of the California Real Estate Investment Trust, a self-administered real estate trust (traded on the New York Stock Exchange under the symbol "CT"), from 1995 to present
         * Director of American Access Technologies, Inc. (traded under the symbol "AATK")
         * Director of Kimco Hotel Management Company, a private company engaged in hotel management and development, during 1992 and 1993
         *    Director of NHancement from 1992 to July 1996
         * Director of Ganson Ltd. and Cege Co., Ltd. (Hong Kong), both private companies engaged in the manufacture and sale of leather goods, from 1992 to present
         * General partner of, and general counsel to, Genesis Merchant Group, an Illinois financial services firm, providing investment banking, brokerage activities, and asset management of equities and bonds, from 1988 through 1992
         *    Undergraduate degree from the University of California (Berkeley)
         * Law degree from the Boalt Hall School of Law, University Of California (Berkeley)

         SOLOMON A. WEISGAL, age 72, is one of our Directors. He was a director of our predecessor company from its formation. He lists the following activities and accomplishments:

         *    Certified Public Accountant
         * President of Solomon A. Weisgal, Ltd., a financial consulting firm, since its inception in 1979
         * Director of The Alta Group Ltd., privately-held concerns, and Walnut Financial Services, Inc., a publicly-held concern (NASDAQ NMS--WNUT)

         JOSHUA S. KANTER, age 37, is our Secretary and a Director. He was a director of our predecessor company from its formation. He lists the following activities and accomplishments:

         * Of-counsel to Barrack Ferrazzano Kirschbaum Perlman & Nagelberg, Chicago, Illinois since July 1993, a law firm specializing in securities, corporate, and real estate law

         * Chief executive officer and director of The Alta Group Ltd. and Greenway Environmental, Inc., a regional hazardous waste treatment company from July 1997 to present
         * Vice-President and director of Windy City, Inc., a closely held investment management and consulting firm since June 1986
         * Vice-President and director of Kanter Family Foundation from 1987 to present
         *    General Counsel of Walnut Financial Services, Inc. since
              September 1995
         * Bachelor's degree in Economics and Political Science and graduated magna cum laude from Emory University in 1984
         *    Law degree from the University of Chicago Law School in 1987

SIGNIFICANT EMPLOYEES

         We employ several individuals in senior level management positions as follows:

         RALPH A. GAMBARDELLA, M.D., age 46, is our Director of Research and Development. He joined us in May 1999 and lists the following activities and accomplishments:

         * Associate at the Kerlan Jobe Orthopaedic Clinic since 1985; Chairman of the Board of Directors since 1995
         * Clinical associate professor at the University of Southern California School of Medicine Department of Orthopedics
         * Director of the pediatric and adolescence sports medicine clinic program at Orthopaedic Hospital in Los Angeles
         * A team orthopedist for the Los Angeles Dodgers Baseball Team, and a team orthopedist for the University of Southern California Department of Athletics and Loyola Marymount University Department of Athletics
         *    Secretary of the Major League Baseball Physicians Association
         *    Editorial board for The American Journal of Medicine and Sports
         * A member of the medical advisory board for Innovasive Devices, Inc.
         *    Undergraduate education at Bowdoin College
         *    Medical degree from the University of Southern California
         * Orthopedic residency at the University of Southern California in 1982, and sports medicine fellowship at the Kerlan Jobe Orthopaedic Clinic in 1983

         REGGIE SMITH, age 54, is our Director of Business Development. Mr. Smith joined us in May, 1999 and lists the following activities and accomplishments:

         * Founder and owner of the Reggie Smith Baseball Centers, all-encompassing training camps for players (from Little League to Major League) to develop skills and receive instruction
         *    Former Major League baseball player for 17 years with the Boston
              Red Sox, Los Angeles Dodgers, St. Louis Cardinals, and San
              Francisco Giants; .287 lifetime batting average with 314 home runs and 1,100 rbi's; seven time all-star; four World Series with one World Championship
         *    Two seasons in Japan with Tokyo Giants
         *    Los Angeles Dodgers hitting and first base coach from 1993 to 1998

         DAVID WOHL, age 50, is our Director of Professional Relations with 26 years of experience in professional sports. He joined us in February, 1996 and lists the following activities and accomplishments:

         * Currently assistant coach of Orlando Magic, sharing duties as an assistant coach and as our Director of Professional Relations
         * Assistant coach in the NBA, most recently with the Los Angeles Lakers during the 1999 season
         * Executive Vice President of Our predecessor company, Inc. from 1996 to 1999 where he was involved in strategic planning, increasing pro and amateur sports client base, and developing first consumer prototype product
         * Executive Vice President and Director of Basketball operations for the Miami Heat of the NBA from 1994 to 1996
         * Responsible for strategic planning, negotiations of player contracts, and roster management including all trades and college draft selections. During this period, the Miami Heat improved from the 16th best record in the league to the 2nd best overall
         * 15 years as both a head coach and as an assistant coach in the NBA prior to joining the Miami Heat as an executive; during that time he won an NBA championship as an assistant coach with the Los Angeles Lakers in 1985
         * Played in the NBA from 1971 through 1978 and served as a representative to the NBA Players Association during that time
         *    Graduate of the University of Pennsylvania
         * Television analyst for NBA games and written numerous articles on sports for national publications

DIRECTOR AND EXECUTIVE COMPENSATION

         Each director is reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our board of directors. In March, 1999, Elliott Steinberg, Solomon A. Weisgal, and Joshua S. Kanter (our three non-employee directors) were granted options to purchase 8,324 shares of common stock for a price of $1.80 per share.

         We engaged Mr. Kanter to provide us consulting services. For his services, Mr. Kanter is paid $4,000 per month and received options to purchase 8,324 shares of common stock at $3.60 per share. One-half of his monthly fee is paid in cash and the remaining one-half is deferred. The deferred portion will be paid at such time and in such manner as is mutually agreed by Mr. Kanter and us.

         We pay Marc R. Silverman an annual salary of $152,000. Of the salary, $48,000 is deferred at the rate of $4,000 per month. The deferred portion of the salary will be paid at such time and in such manner as is mutually agreed upon by the compensation committee of our board of directors and Mr. Silverman. Until paid, the deferred compensation accrues interest at the rate of 12% per annum. In addition, at the time we purchased the assets of our predecessor company, we issued options to Mr. Silverman. Under the options Mr. Silverman may purchase 72,141 shares of common stock for a price of $1.80 per share and 9,711 shares of common stock for a price of $3.60 per share.

         We pay Michael Mellman, M.D. an annual salary of $108,000. Of the salary, $36,000 is deferred at the rate of $3,000 per month. The deferred salary will be paid at such time and in such manner as is mutually agreed upon by the compensation committee of our board of directors and Mr. Silverman. Until paid, the deferred compensation accrues interest at the rate of 12% per annum. In addition, at the time we purchased the assets of our predecessor company, we issued options to Dr. Mellman. Under the options Dr. Mellman may purchase 72,141 shares of common stock for a price of $1.80 per share and 9,711 shares of common stock for a price of $3.60 per share.

         The following table summarizes the compensation paid by our predecessor company to its officers during its last three completed fiscal years:


                                        Annual Compensation
                                 --------------------------------

                                                            Other
      Name                                                  Annual    All Other
       and                                                 Compen-     Compen-
    Principal                                               sation     sation
    Position            Year     Salary($)     Bonus($)       $          ($)
-------------------------------------------------------------------------------

Mark Silverman,         1998     $144,000        -0-         -0-         -0-
Chief Executive         1997     $144,000        -0-         -0-         -0-
   Officer              1996     $144,000        -0-         -0-         -0-

Michael Mellman,        1998     $108,000        -0-         -0-         -0-
   M.D.,                1997     $108,000        -0-         -0-         -0-
Chairman                1996     $ 90,000        -0-         -0-         -0-

         Of the annual salary paid by our predecessor company to Dr. Mellman in the above table, $36,000 was deferred in 1998 and 1997 and $33,000 was deferred in 1996. Of the annual salary paid by our predecessor company to Mr. Silverman in the above table, $48,000 per year was deferred. When we purchased the assets of our predecessor company we assumed the obligation to pay the deferred salary of Dr. Mellman and Mr. Silverman. Dr. Mellman and Mr. Silverman, however, agreed to convert their deferred salary of our predecessor company into shares of our common stock at the rate of $.91 per share of common stock. The following table illustrates this conversion.

                                                        Shares of common
                                 Unpaid                 stock issued to
                                 deferred salary        cancel deferred salary
                                 ---------------        ----------------------

Michael Mellman, M.D.               $124,901                  138,624
Marc R. Silverman                   $171,645                  190,504

EMPLOYMENT AGREEMENTS

         There are no employment agreements with any of our executive officers or significant employees. We are currently negotiating an employment agreement with Mr. Silverman. All executive salaries are set by the compensation committee of our board of directors. The committee consists of certain non-employee directors as determined from time to time by our board of directors. Presently, Elliott Steinberg, Solomon A. Weisgal, and Joshua S. Kanter are on the committee.

INCENTIVE STOCK PLAN

         GENERAL. We have an incentive stock plan. The purpose of the plan is

               * to provide a means whereby key individuals may sustain a sense of proprietorship and personal involvement in our continued development and financial success and
               * to encourage key individuals to remain with and devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders.

Under the plan, certain directors, officers, employees, consultants, and advisors are eligible to acquire common stock or otherwise participate in our financial success. The plan is expected to provide flexibility to our compensation methods, after giving due consideration to competitive conditions and the impact of federal tax laws.

         The maximum aggregate number of shares of our common stock that may be awarded to individuals under the plan is 1,000,000 shares. Any shares that remain unissued at the termination of the plan will cease to be subject to the plan. Until termination of the plan, we will reserve sufficient shares to meet the requirements of the plan. The aggregate number of shares of our common stock which may be awarded under the plan will be adjusted to reflect any change in capitalization, such as a stock dividend or stock split.

         The plan is administered by the compensation committee of our board of directors. The compensation committee selects the individuals to whom awards will be made and establishes the amount of the award for each individual.

         STOCK OPTIONS. Options granted under the plan may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or stock options which are not incentive stock options. Whether or not options will be granted, the number of shares subject to each option granted, the prices at which options may be exercised (which may not be less than the fair market value of shares of our common stock on the date of grant), whether an option will be an incentive stock option or a non-incentive stock option, the time or times and the extent to which options may be exercised, and all other terms and conditions of the options are determined by the compensation committee.

         Each incentive stock option terminates no later than 10 years after the date of grant, except with respect to incentive stock options granted to 10% stockholders. The exercise price at which shares of common stock may be purchased may not be less than the fair market value of shares of our common stock at the time the option is granted, except with respect to incentive stock options granted to 10% stockholders. The exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all shares of our stock may not be less than 110% of the fair market value of the shares of our common stock on the date the incentive stock option is granted. The term of an incentive stock option granted to a 10% stockholder may not exceed five years from the date of grant.

         The exercise price at which shares of our common stock may be purchased must be paid in any one or a combination of cash, personal check, shares already owned, or plan awards which the optionee has an immediate right to exercise.

         Under the plan we have granted options to purchase 266,331 shares of common stock at option prices of $1.80 per share and $3.60 per share. Included are options granted to members of our board of directors and our executive officers as noted above.

         RESTRICTED STOCK AWARDS. The plan provides that restricted stock awards under the plan will be in the form of shares of our common stock, restricted as to transfer and subject to forfeiture. Restricted stock awards are evidenced by restricted stock agreements in such form and consistent with the plan as the compensation committee may approve. Restricted stock awards awarded under the plan are subject to such terms, conditions, and restrictions (including prohibitions against transfer, substantial risks of forfeiture, attainment of performance objective, and repurchase or right of first refusal), and for such period or periods as determined by the compensation committee at the time of grant. The compensation committee has the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the restricted stock awards awarded to a grantee.

         The plan provides that restricted stock awards and the right to vote on the underlying shares of our common stock and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the restriction period applicable to the shares, except in the event of the death of the grantee or by will or the laws of descent and distribution except for certain estate planning purposes, and except pursuant to domestic relations orders. Subject to the foregoing, and except as otherwise provided in the plan, the grantee has all other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the shares.

         The plan provides that in the event of a grantee's termination of employment prior to the lapse of restrictions, all the shares subject to restrictions are forfeited by the grantee without payment of any consideration to the grantee. Neither the grantee nor any successors, heirs, assigns, or personal representatives will thereafter have any further rights or interest in such shares or certificates.

         No restricted stock awards have been granted under the plan.

         STOCK APPRECIATION RIGHTS. Stock appreciation rights are rights entitling the grantee to receive cash or shares of our common stock having a fair market value equal to the appreciation in market value of a stated number of shares from the date of grant, or in the case of rights granted in tandem with or by reference to an option granted prior to the grant of such rights, from the date of grant of the related option to the date of exercise. Stock appreciation rights may be granted separately or in tandem with or by reference to a related option. If granted in tandem, the grantee may elect to exercise either the option or the stock appreciation right, but not both, as to the same share subject to the option and stock appreciation right. The plan provides that in the event of an independent grant, the stock appreciation right will be subject to the terms and conditions determined by the compensation committee. Stock appreciation rights may not be transferred, assigned, or encumbered, except that stock appreciation rights may be exercised by the executor, administrator, or personal representative of a deceased grantee within 12 months of the death of the grantee.

         The plan provides that upon exercise of a stock appreciation right, the grantee will be paid the excess of the then fair market value of a number of shares of our common stock to which the stock appreciation right relates over the fair market value of such number of shares at the date of grant of the stock appreciation right or of the related option.

         No stock appreciation rights have been granted under the plan.

LIMITATION ON LIABILITY OF DIRECTORS

         Our certificate of incorporation provides that our directors and officers will be indemnified to the fullest extent allowed by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law empowers us to indemnify our directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The Delaware General Corporation Law provides that the indemnification permitted will not be deemed exclusive of any other rights to which the directors and officers may be entitled under our bylaws or any agreement, vote of stockholders, or otherwise.

         The effect of the provision in our certificate of incorporation and the Delaware General Corporation Law is to require us to the extent permitted by law to indemnify our officers and directors for any claim arising against them in their official capacities. In order to be indemnified, our officer or director must have acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws also provide for this indemnification.

         Our certificate of incorporation also eliminates the liability of directors for monetary damages for breach of judiciary duties to the fullest extent permitted by Delaware General Corporation Law. Section 102 of the Delaware General Corporation Law does not limit liability for:

         * any breach of our director's duty of loyalty to us or to our stockholders;

         * acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
         *    unlawful payment of dividends or stock purchases or redemptions;
              or
         * any transaction from which our director derived an improper personal benefit.

         All of our directors and officers will be covered by insurance policies against certain liabilities for actions taken in their capacities as directors and officers.

         To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling person pursuant to our certificate of incorporation, bylaws, Delaware law, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer, or controlling person, and the successful defense of any person, suit, or proceeding) is asserted by a director, officer, or controlling person in connection with the units, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The underwriters have agreed to indemnify us and our officers and directors and each person, if any, who controls us within the meaning of the Securities Act of 1933, against certain liabilities resulting from information contained in the "Underwriting" section of this prospectus provided by the underwriters.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information as of the date of this prospectus of ownership of our common stock by:

         * any holder of more than five percent of the outstanding shares of our common stock;
         *    each of our officers and directors; and
         *    our directors and officers as a group:

         The table does not take into account any shares of our common stock that will be issued if the class A common stock purchase warrants are exercised or if the warrants issued to the managing underwriter are exercised. The table assumes the officers, directors, and stockholders have exercised all options and conversion rights they hold and the table includes shares beneficially held by officers, directors, and 5% stockholders, as follows:

         * The shares held by Michael Mellman, M.D., include 81,852 shares to be issued if he exercises his options. The shares held by Marc R. Silverman include 81,852 shares to be issued if he exercises his options.

         * The shares held by Elliot Steinberg include 8,324 shares to be issued if Mr. Steinberg exercises his options and 17,341 shares owned by W.S. Ventures. Mr. Steinberg is the general partner of W.S. Ventures.

         * The shares held by Solomon A. Weisgal include 8,324 shares to be issued if Mr. Weisgal exercises his options and 4,162 shares issued to Mr. Weisgal as trustee of a trust. Mr. Weisgal has sole voting and investment control of the shares held by him as trustee, but he disclaims beneficial ownership.

         * The shares held by Joshua S. Kanter include 16,648 shares to be issued to Mr. Kanter if he exercises his options. The shares also include 13,873 shares owned by the Kanter Family Foundation; 5,549 shares owned by Windy City, Inc.; and 27,747 shares owned by Ulster Investments Limited. Mr. Kanter is a Vice President and Director of the Kanter Family Foundation, a charitable foundation established by Mr. Kanter's family. Sole voting and investment control of the shares held by the Foundation is held by Mr. Kanter's brother, Joel Kanter, the President of the Foundation. Mr. Kanter is a Vice President of Windy City. Sole voting and investment control of the shares held by Windy City is held by Mr. Kanter's brother, Joel Kanter, the President of Windy City. Ulster is a corporation owned by a trust established for the benefit of various members of Mr. Kanter's family, excluding Mr. Kanter's father, Burton Kanter. Joshua S. Kanter disclaims any and all beneficial interest in the shares owned by the Foundation, Windy City, or Ulster.

         * The shares held by The Holding Company include 325,332 shares to be issued if The Holding Company elects to convert its debt into Common Stock. Sole voting and investment control of the shares held by The Holding Company is held by Burton Kanter, the father of Joshua S. Kanter.

         * The shares held by Swiss American Bank are 242,785 shares to be issued if Swiss American elects to convert its debt into Common Stock.

                                                    PERCENTAGE       PERCENTAGE
                                     SHARES        (%) OF CLASS     (%) OF CLASS
NAME AND ADDRESS                  BENEFICIALLY        BEFORE            AFTER
OF BENEFICIAL OWNER                  OWNED           OFFERING         OFFERING
------------------------------    ------------     ------------     ------------

Michael Mellman, M.D.
   6654 Gunpark Drive
   Suite 100
   Boulder, Colorado 80111           220,476          10.1%             8.0%

Marc R. Silverman
   6654 Gunpark Drive
   Suite 100
   Boulder, Colorado 80301           272,384          12.5%             9.8%

Elliot Steinberg
   P.O. Box 3721
   Telluride, Colorado 81435          25,665           1.2%             1.0%

Solomon A. Weisgal
   120 South Riverside Dr.
   Suite 1620
   Chicago, Illinois 60606            12,486           0.6%             0.5%

Joshua S. Kanter
   333 West Wacker Drive
   Suite 2700
   Chicago, Illinois 60606            69,366           3.3%             2.6%

All officers and directors (as
a group)                             600,377          26.1%            20.8%

The Holding Company
   Two North LaSalle Street
   Chicago, Illinois  60602        1,406,075          58.0%            46.7%

Swiss American Bank
   Redclife Street
   St. Johns
   Antigua, West Indies              242,785          10.4%             8.3%

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS INVOLVING THE PURCHASE OF ASSETS OF OUR PREDECESSOR COMPANY

         When we purchased substantially all of the assets of our predecessor company, we assumed most of our predecessor company's indebtedness. As a condition to our purchase of the assets and the assumption of the liabilities, many creditors of our predecessor company agreed to convert their indebtedness into shares of our common stock. The conversions included the following:

          * 1,080,743 shares were issued to The Holding Company for cancellation of $1,618,750 of our predecessor company's debt. Of the shares issued, 28,093 shares were issued at the rate of one share of common stock for every $3.60 of debt cancelled and 1,052,650 shares were issued at the rate of one share of common stock for every $1.44 of debt cancelled. The Holding Company is one of our principal stockholders. Trusts for the benefit of Burton Kanter's family control a majority of the outstanding common stock of The Holding Company. Burton Kanter is the President of The Holding Company. Burton Kanter is the father of Joshua S. Kanter. Joshua S. Kanter is a Director and Secretary.

          * 8,323 shares were issued to siblings of Joshua S. Kanter for cancellation of our predecessor company's debt in the amount of $30,000. One share of common stock was issued for every $3.60 of debt cancelled.

          * 13,873 shares were issued to the Kanter Family Foundation and 5,549 shares were issued to Windy City, Inc. for cancellation of our predecessor company's debt in the amount of $70,000. Joshua
               S. Kanter is Vice President and his brother is President of the Foundation and Windy City. One share of common stock was issued for every $3.60 of debt cancelled.

          * 27,747 shares were issued to Ulster Investments for cancellation of our predecessor company's debt in the amount of $100,000. Ulster is beneficially owned by a trust. The beneficiaries of the trust are members of the family of Burton Kanter (including Joshua S. Kanter, but not including Burton Kanter). One share of common stock was issued for every $3.60 of debt cancelled.

          * 4,162 shares were issued to a trust for cancellation of our predecessor company's debt in the amount of $15,000. Solomon A. Weisgal, a Director, is trustee of the trust. One share of common stock was issued for every $3.60 of debt cancelled.

          * 138,624 shares were issued to our Chairman of the Board, Michael Mellman, M.D. The shares were issued in cancellation of $124,901 of his salary that was not paid by our predecessor company. One share of common stock was issued to Dr. Mellman for every $.90 of deferred salary cancelled.

          * 190,504 shares were issued to our President, Chief Executive Officer, and a Director, Marc R. Silverman. The shares were issued in cancellation of $171,645 of his deferred salary that was not paid by our predecessor company. One share of common stock was issued to Mr. Silverman for every $.90 of deferred salary cancelled. These shares are in addition to the 27 shares of our common stock we issued to Mr. Silverman when we initially incorporated. The shares were also issued at a price of $.90 per share.

         In addition, as a result of our assumption of certain of our predecessor company's debt, The Holding Company became a lender to us with outstanding indebtedness of $576,000. The loan bears interest at 10% per annum, with all interest and principal due on December 31, 2000. The current balance is $469,000. The Holding Company, as the holder of the indebtedness, has the option to convert the loan into shares of our common stock on a basis of one share of common stock for each $1.44 of debt (or 325,332 shares in the aggregate).

         Prior to the foregoing transactions, on January 20, 1999, we agreed to issue to W.S. Ventures 17,341 shares of common stock at a price of $.90 per share. Elliott Steinberg, a Director, is the general partner of W.S. Ventures. We made W.S. Ventures a 10-year non-recourse loan to finance the purchase. The loan accrues interest, payable at maturity only, at a rate of 6% per annum. The loan is secured by a pledge of the common stock purchased.

         With respect to each of the foregoing transactions, we believe that the terms of the transactions were as fair to us as could be obtained from an unrelated third party. Future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of the independent and disinterested members of our board of directors.

OTHER RELATIONSHIPS AND TRANSACTIONS

         In 1988 Systems Technology, Inc. licensed the Critical Tracking Task technology to Performance Factors, Inc. On May 27, 1994 Performance Factors merged into BioFactors, Inc. BioFactors is a subsidiary of NHancement Technologies, Inc. On August 30, 1995, BioFactors sublicensed the Critical Tracking Task to us. Various of our officers, directors, and significant stockholders have or had relationships with Performance Factors, BioFactors, and NHancement, as follows.

         * Marc R. Silverman, our Chief Executive Officer and a Director, was one of the founders of Performance Factors. From 1989 until 1993, Mr. Silverman was the president and a director of Performance Factors. Following the merger of Performance Factors into BioFactors, Mr. Silverman was an officer of BioFactors from 1993 until September 1, 1995 and was a director until April 1995. Mr. Silverman is a minority stockholder of NHancement, the parent of BioFactors. Mr. Silverman is a founder of our predecessor company and served as its chief executive officer, president, and chief financial officer and as a director of our predecessor company.

         * Burton Kanter is President of The Holding Company, one of our principal stockholders. He served on the board of directors of Performance Factors and has served on the board of directors of NHancement. Burton Kanter is Chairman of the Board of Walnut Capital Corp., an early-stage venture capital fund that has a minority interest in NHancement. Joel Kanter is President of Walnut Capital Corp. Joel Kanter and Joshua S. Kanter are sons of Burton Kanter.

         * Elliott Steinberg, one of our Directors, is the general partner of W.S. Ventures. He has sole voting and investment control over the shares of our common stock owned by W.S. Ventures. W.S. Ventures is a minority stockholder of NHancement. Mr. Steinberg served on the board of directors of Performance Factors and served on the board of directors of NHancement until July 1996.


                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

         Holders of our common stock are entitled to one vote per share on all matters voted upon by our common stockholders. Holders of our common stock are entitled to receive ratably any common stock dividends declared by our board of directors out of funds legally available for dividends. In the event we are liquidated, dissolved, or wound-up, the holders of our common stock are entitled to share ratably in any assets remaining after the payment of liabilities and any distribution to holders of our preferred stock. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock, and the shares of common stock to be sold in this offering, are fully paid and non-assessable.

         We are authorized to issue 14,000,000 shares of common stock, $.01 par value. Upon completion of this offering, there will be a total of 2,684,788 shares of common stock issued and outstanding. Additionally, 1,170,000 shares will be reserved to issue upon the exercise of the class A redeemable common stock purchase warrants; 266,331 shares will be reserved to issue upon the exercise of options; 568,117 shares will be reserved to issue upon conversion of certain debt; and 175,500 shares will be reserved for issuance upon exercise of certain warrants issued to the managing underwriter. We will have 9,135,264 shares of common stock available for issuance.

CLASS A COMMON STOCK PURCHASE CLASS A COMMON STOCK PURCHASE WARRANTS

         The following is a brief summary of certain provisions of the class A redeemable common stock purchase warrants. For the complete terms, you should review the actual text of the class A redeemable common stock purchase warrant certificates and agreement. The texts are contained in our registration statement filed with the Securities and Exchange Commission.

         EXERCISE PRICE AND TERMS. Each class A redeemable common stock purchase warrant entitles you to purchase one share of common stock for $7.20 per share. The exercise price is subject to adjustment as described below.

         The class A redeemable common stock purchase warrants can only be exercised from _________, 2000 through _________, 2002. They also cannot be exercised until they are separated from the units. The class A redeemable common stock purchase warrants will be separated on the close of business on __________, 2000, unless the managing underwriter permits earlier separation.

         The class A redeemable common stock purchase warrants are exercised by surrender to our warrant agent, with the subscription form on the reverse side of the certificate properly completed and signed, together with payment of the exercise price. The class A redeemable common stock purchase warrants may be exercised for all shares or only some shares.

         The exercise price of the class A redeemable common stock purchase warrants bears no relation to any objective criteria of value. You should not consider the exercise price as an indication of the future market price of our shares of common stock. We have reserved a sufficient number of shares of our common stock to accommodate the exercise of all class A redeemable common stock purchase warrants.

         ADJUSTMENTS. The exercise price and the number of shares of our common stock which may be purchased under a class A redeemable common stock purchase warrant are subject to adjustment upon the occurrence of certain events. The events include stock dividends, stock splits, stock combinations, and reclassifications of our common stock. Also, in the event of a consolidation or merger, or a sale of all or substantially all of our assets, the class A redeemable common stock purchase warrants will be exercisable for the kind and number of shares of stock or other securities or property which you would have received had you exercised the class A redeemable common stock purchase warrant before the consolidation, merger, or sale. No adjustment to the exercise price or the number of shares will be made for dividends (other than stock dividends), if any, paid on the common stock.

         REDEMPTION. We may redeem the class A redeemable common stock purchase warrants beginning 13 months after the date of this prospectus. We may only redeem the class A redeemable common stock purchase warrants if the closing bid quotation of our common stock is $10.80 or higher on 20 consecutive trading days ending on the third day before the day we give notice of our redemption. If we give you notice, you will have at least 30 days in which to exercise your class A redeemable common stock purchase warrants. The price to redeem will be $.10 per class A redeemable common stock purchase warrant.

         TRANSFER AND EXCHANGE. The class A redeemable common stock purchase warrants will be registered in your name. If a market for the class A redeemable common stock purchase warrants develops, you may sell the class A redeemable common stock purchase warrants instead of exercising them. You cannot be certain, however, that a market will develop or continue.

         If we do not qualify the shares of our common stock underlying the class A redeemable common stock purchase warrants for sale in the state in which you reside, you will not be able to exercise the class A redeemable common stock purchase warrants. You will have no choice but to sell the class A redeemable common stock purchase warrants or allow them to expire.

         WARRANT HOLDER NOT A SHAREHOLDER. The class A redeemable common stock purchase warrants do not give you any voting or other rights as a shareholder.

PREFERRED STOCK

         We are authorized to issue 1,000,000 shares of "blank check" Preferred stock. "Blank check" preferred stock means our board of directors has the authority, without any action by holders of common stock, to issue shares of preferred stock in one or more series. When issuing preferred stock, our board of directors may determine the designation, preferences, and relative participating, optional, or other special rights and the qualifications, limitations, or restrictions applicable to the preferred stock. These include dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price, and liquidation preference of each series.

         There are no shares of preferred stock issued and outstanding.

TRANSFER AGENT AND REGISTRAR

         Our transfer agent and registrar and warrant agent is American Stock Transfer & Trust Company. You may contact them at: 40 Wall Street, New York, New York 10005, (212) 936-5100.

DELAWARE ANTI-TAKEOVER LAW

         As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested person" from engaging in a "business combination" with us for three years following the date the person became an interested person. In general, an interested person is a person owning 15% or more of our common stock. Under
Section 203, we may, however, engage in a business combination with the interested person in the following situations:

         * before the person became an interested person, our board of directors approved the transaction in which the person became an interested person or approved the business combination;

         * upon consummation of the transaction that resulted in the person becoming an interested person, the person owned at least 85% of our common stock at the time the transaction commenced (excluding stock held by the directors who are also officers of the corporation and by certain employee stock plans); or

         * following the transaction in which the person became an interested person, the business combination is approved by our board of directors and is authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of our common stock not owned by the interested person.

Under Section 203, the restrictions also do not apply to certain business combinations proposed by an interested person following the public announcement or notification of one of certain extraordinary transactions if:

         * the transaction involves us and a person who was not an interested person during the previous three years or who became an interested person with the approval of our board of directors and

         * the business combination is approved by a majority of the members of our board of directors who were directors prior to any person's becoming an interested stockholder.

         The provisions of Section 203 requiring a super-majority vote to approve certain corporate transactions could have the effect of discouraging, delaying, or preventing hostile takeovers including those that might result in the payment of a premium over the market price of our common stock or changes in control or our management.

                                  UNDERWRITING

GENERAL

         The following underwriters are offering the units on a firm commitment basis. Fairchild Financial Group, Inc. is the managing underwriter.


Underwriters                                               Number of Units
------------                                               ---------------

Fairchild Financial Group, Inc.

Total                                                      585,000
                                                           =======

         The underwriters have agreed to purchase from us and we have agreed to sell to the underwriters 585,000 units. The underwriting agreement, however, provides that the obligations of the underwriters to purchase the units are subject to certain conditions. The underwriting agreement also provides that the underwriters are committed to purchase, and we are obligated to sell, all of the units offered by this prospectus, if any of the units being sold pursuant to the underwriting agreement are purchased (without consideration of any shares that may be purchased through the exercise of the underwriters' over-allotment option).

         The underwriters have advised us that they propose to offer the units to the public initially at the public offering price set forth on the cover page of this prospectus and to certain dealers at such price, less a concession not to exceed $____ per unit. The underwriters may allow, and the dealers may reallow, a concession to other dealers not to exceed $_______ per unit. After the initial public offering of the units, the public offering price, the concessions to selected dealers, and the reallowance to other dealers may be changed by the underwriters.

         We have granted the underwriters an option, exercisable during the 45 day period after the date of this prospectus, to purchase up to an additional 87,750 units at the initial public offering price set forth on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise the option only to cover over-allotments, if any, incurred in the sale of the units.

         We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters may be required to make in respect thereof. The underwriters have informed us that they do not intend to confirm sales to any account over which it exercises discretionary authority.

UNDERWRITER COMPENSATION; EXPENSES

         We have agreed that the underwriters will purchase the units at $6.00 per unit less a discount of 10% per unit.

         We have agreed to pay to the underwriters a non-accountable expense allowance of 3% of the aggregate of the public offering price of the units. None of the expense allowance has been paid as of the date of this prospectus. We also have agreed to pay all expenses in connection with qualifying the units and our common stock and class A redeemable common stock purchase warrants for sale under the laws of the states as the managing underwriter designates.

         At the closing of this offering, we will enter into a financial consulting agreement with the managing underwriter. For its consulting services, the managing underwriter will be paid $100,000 at the closing of this offering.

         We have agreed to sell to the managing underwriter, for a price of $100, warrants to purchase 58,500 units. The managing underwriter's warrants to purchase the units will be exercisable at a price of $9.90 per warrant. The class A redeemable common stock purchase warrants included in the units will be exercisable at the lower of 165% of the then effective exercise price of the class A redeemable common stock purchase warrants or $11.88 per share of common stock.

         We will pay the managing underwriter ten percent of the exercise price of each class A redeemable common stock purchase warrant that is exercised if the following conditions are met:

         * the market price of our common stock is greater than the exercise price;

         *    a NASD member solicited the exercise;

         * the class A redeemable common stock purchase warrant was not held in a discretionary account;

         * disclosure of this compensation arrangement is made at the time of the solicitation and at the time of the exercise; and

         * the solicitation did not violate Regulation M under the Securities Act of 1933 or Rule 2710 of the NASD Rules of Conduct.

The managing underwriter may pay a portion of its ten percent fee to the NASD member who solicited the exercise.

         The managing underwriter will have the right to designate a non-voting advisor to our board of directors for a period of five years after the date of this prospectus.

STABILIZING TRANSACTIONS

         In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units, common stock, and class A redeemable common stock purchase warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which the underwriters may bid for or purchase our units, common stock, and class A redeemable common stock purchase warrants for the purpose of stabilizing the market price. The underwriters also may create a short position by selling more of our units, common stock and, class A redeemable common stock purchase warrants in connection with this offering than it is committed to purchase from us. In such case, the underwriters may purchase common stock in the open market following completion of this offering to cover all or a portion of such short position. The underwriters may also cover all or a portion of such short position, up to 87,850 units, by exercising its over-allotment option referred to above. In addition, the underwriters may impose "penalty bids" under contractual arrangements with the underwriters whereby it may reclaim from an underwriter (or dealer participating in this offering) for the account of the other underwriters, the selling concession with respect to units that is distributed in this offering but subsequently purchased for the account of the underwriter in the open market. Any transactions described in this paragraph may result in the maintenance of the price of our units, common stock, and/or class A redeemable common stock purchase warrant at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

INVESTIGATION INVOLVING MANAGING UNDERWRITER

         SEC INVESTIGATION INVOLVING MANAGING UNDERWRITER. The Securities and Exchange Commission has issued a formal order directing a private investigation by the staff of the SEC. The order empowers the SEC staff to investigate whether, from June 1995 to the present, the managing underwriter and certain other persons and/or entities may have engaged in fraudulent acts or practices in connection with the purchase or sale of securities of certain other companies in violation of Sections 10(b) and 15(c)(1) of the Securities Exchange Act of 1934 and Section 17(a) of the Securities Act of 1933. These acts or practices include whether the managing underwriter and certain other brokers or dealers effected transactions or induced transactions by making untrue statements of material fact and whether the managing underwriter and certain others have engaged in manipulative, deceptive, or other fraudulent devices. The order also concerns whether the managing underwriter and certain others who have agreed to participate in a distribution have violated Rule 10b-6 of the Exchange Act by having bid for or purchased securities for accounts in which it had a beneficial interest or which is the subject of such distribution. As of May 19, 1999, the managing underwriter understands that the SEC investigation is ongoing. The managing underwriter cannot predict whether this investigation will result in any type of enforcement action against the managing underwriter. An enforcement action by the SEC against the managing underwriter may have a material adverse effect on its operations and could force the managing underwriter to cease its business activities.

         We have been advised that in the event a public market for our units, common stock, and/or class A redeemable common stock purchase warrants should develop after this offering, of which we can give you no assurance, the managing underwriter intends to make a market in such securities in the over-the-counter market. An unfavorable resolution of the SEC investigation concerning the sales and trading activities and practices of the managing underwriter could have the effect of limiting or curtailing the managing underwriter's ability to make a market in our securities in which case the market for and liquidity of our securities may be adversely affected.

         NASD ORDER AGAINST MANAGING UNDERWRITER. On February 20, 1998, the NASD Department of Enforcement filed an administrative complaint against the managing underwriter, a principal of the firm, and two traders from other broker-dealers. The complaint alleges that the managing underwriter, acting through Edward S. McCune its then President-Chief Executive Officer-Sole Owner, acquired and distributed certain securities of another company as "statutory underwriters" without registration under Section 5 of the Securities Act of 1933 representing approximately 28% of the available float in the security in purported violation of NASD Rule 2110 and failed to provide customers with an offering prospectus. The complaint alleged that at the same time the managing underwriter and Mr. McCune (i) entered into a consulting agreement with the issuer to arrange for the sale of certain of its securities at a "designated price" slightly below the market at the time; (ii) sold short to retail customers the issuer's securities at prices substantially above the designated price; (iii) acquired from five short term investors securities of the issuer to cover the managing underwriter's large short inventory position in what had previously been an inactive or thinly traded market for the issuer's securities; (iv) illegally bid for, purchased, or induced others to purchase the issuer's securities in the secondary market while a distribution was still in progress; and (v) continued to make a market in the corporation's stock all in purported violation of
Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-6 thereunder and NASD Rules 2110 and 2120. Moreover, the complaint alleges that the managing underwriter and Mr. McCune caused the aforementioned alleged unregistered distribution without filing the necessary documents with the NASD's Corporate Financing Department and failed to disclose to customers alleged unfair, excessive, and unreasonable compensation received from the distribution in violation of NASD Rules 2110 and 2710. In addition, the complaint alleged that the managing underwriter and Mr. McCune fraudulently manipulated the market for the issuer's common stock by arbitrarily increasing the share price and by artificially inflating the reported trade volume through "wash" and "matched" or circular trading so as to create the appearance of an active market in the stock in purported violation of Section 10(b) of the Securities Exchange Act and Rule 10b-5 thereunder and NASD Rules 2110 and 2120.

         On November 19, 1998, the managing underwriter and Mr. McCune submitted an Offer of Settlement to the NASD Department of Enforcement. On December 11, 1998, the NASD Department of Enforcement's Office of Hearing Officers issued an Order of Acceptance of the Offer of Settlement. Under the terms of the Offer, the managing underwriter and Mr. McCune consented solely for the purpose of that proceeding, without admitting or denying the allegations of the complaint, to the entry of findings of facts and violations consistent with the allegations of the complaint and to the imposition of sanctions upon the understanding that the Order of Acceptance would become part of their permanent disciplinary record and could be considered in future actions brought by the NASD Department of Enforcement. In its Order of Acceptance, the NASD Department of Enforcement made findings that the managing underwriter and Mr. McCune violated Section 10(b) of the Exchange Act and Rules 10b-5 and 10b-6 thereunder and NASD Conduct Rules 2110, 2120, and 2710 and ordered that the managing underwriter and Mr. McCune be sanctioned as follows: the managing underwriter was censured, required to pay restitution/disgorgement to customers in the total amount (including interest) of $300,000 and fined $100,000 jointly and severally with Mr. McCune; Mr. McCune was also censured and suspended for eight months from associating with any NASD member firm.

         In a related matter, on or about October 12, 1998, the NASD Department of Enforcement accepted a letter of Acceptance, Waiver and Consent from the respondent's trader (David W. Noble) pursuant to which Mr. Noble, without admitting or denying the alleged violations, consented to findings that during the period April 19, 1995 through April 24, 1995, Mr. Noble aided and abetted the managing underwriter and Mr. McCune and in so doing violated NASD Conduct Rules 2110, 2120, and 3110 and Sections 10(b) and 17(a) of the Securities Exchange Act and Rules 10b-5 and 17a-3 thereunder. Mr. Noble also consented to a censure, a 15 business day suspension, and a $10,000 fine.

         STATE OF FLORIDA--ADMINISTRATIVE PROCEEDING AGAINST FAIRCHILD FINANCIAL GROUP, INC. On April 3, 1999, the State of Florida, Department of Banking and Finance filed an administrative complaint against the managing underwriter, Edward J. McCune (former President-Chief Executive Officer of the managing underwriter), and three of its brokers. The Department of Banking and Finance set forth in its complaint allegations of misconduct and conclusions of law which in summary state that as a matter of law that: (i) by using sales scripts, the managing underwriter allowed one of the brokers to make false, misleading, or unwarranted statements and to omit material facts in the sale or offer of securities; (ii) said sales scripts contained misrepresentations and baseless price predictions and that a broker violated rules and regulations which requires each member to deal fairly with the public; (iii) the use of sales scripts that were not reviewed or approved by the managing underwriter's Compliance Department as required by its compliance manual caused the violations by the managing underwriter of various rules and regulations; (iv) the managing underwriter in not preventing the use of misleading and false sales scripts by its registered associated persons as required by its compliance manual constituted violations; (v) the managing underwriter is responsible for the acts of Mr. McCune and the three brokers; (vi) one of the three brokers is responsible for the acts of two other brokers as they were his registered associated persons; (vii) the managing underwriter allowed one of its brokers to engage in duties that NASD registration rules and the managing underwriter's supervisory manual define as principal, supervisory, or managerial activities in contravention of one of the broker's registration agreement with the Department of Banking and Finance; (viii) the managing underwriter and one of its branch managers failed to properly supervise a registered representative; and (ix) the managing underwriter, Mr. McCune, and the three brokers violated sections of the Florida statutes and the rules and regulations of the NASD by engaging in and permitting violations of such laws. The complaint alleges that such conduct demonstrated the managing underwriter's unworthiness to conduct a securities business and subjects it to the administrative penalties set forth in the Florida statutes. Based upon the foregoing, the Department of Banking and Finance is seeking to enter a final order which will (a) impose on the managing underwriter, Mr. McCune, and the three brokers one or more of the administrative penalties authorized by Sections 517.161 and 517.221 of the Florida Securities and Investor Protection Act, including but not limited to, the revocation, suspension, or denial of any and all registrations, and the imposition of fines of up to $5,000 per violation; and (b) order the managing underwriter and Mr. McCune to cease and desist from violations of Chapter 517 of the Florida Statutes, and the Rules promulgated thereunder. The managing underwriter intends to vigorously contest these allegations and conclusions of law. No assurance can be given that the managing underwriter will be successful. An adverse result could severely impact the managing underwriter's ability to do business in the State of Florida and possibly in other states and could materially adversely effect the managing underwriter's operations.

                                MARKET FOR SHARES

MARKET FOR SHARES

         We will apply to list the common stock and class A redeemable common stock purchase warrants on the Boston Stock Exchange under the trading symbol "___" and on the NASDAQ SmallCap(SM) Market under the trading symbol "________."

         No established trading market for the units exists at this time, and a trading market may not develop or be sustained in the future. You should consider purchasing the units only as a long-term investment. You may not be able to promptly liquidate your investment at a reasonable price, or for any price, in the event of a personal financial emergency or otherwise.

MARKET FOR COMMON STOCK AND SHARES ELIGIBLE FOR FUTURE SALE

         No public market currently exists for our common stock. Currently there are 2,099,788 shares of our common stock outstanding held by 83 record holders. Upon completion of this offering, 2,684,788 shares of common stock will be outstanding. All of the 585,000 shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act of 1933, except for any shares beneficially owned by our affiliates. Also, any shares purchased by the managing underwriter upon exercise of the managing underwriter's warrants will be registered. All of the remaining shares of common stock outstanding are restricted shares which may be sold only pursuant to an effective registration statement or pursuant to an applicable exemption, including an exemption under Rule 144 under the Securities Act of 1933. In this regard, holders of 414,508 shares of common stock have registration rights pursuant to a registration rights agreement. Under the agreement we have granted to the holders the right to "piggy-back" registration other than in this offering.

         In general, Rule 144 provides that if a person (including an affiliate) holds restricted shares (regardless of whether the person is the initial holder or a subsequent holder of such shares), and if at least one year has elapsed since the later of the date on which the restricted shares were issued or the date that they were acquired from an affiliate, then the person is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of such stock during the four calendar weeks preceding the sale. After the restricted shares are held for two years by a person who is not deemed an "affiliate," the holder is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Approximately 696,272 of the currently outstanding shares of common stock will be eligible for resale pursuant to Rule 144 on March 2, 2000, an additional 276,201 shares on April 15, 2000, and an additional 36,761 on April 30, 2000.

         In addition to the outstanding shares of our common stock, we will issue additional shares upon the exercise of the class A redeemable common stock purchase warrants, the exercise of the managing underwriter warrants, and the exercise of the options and upon the conversion of our debt. Any exercise or conversion could impact the market price of our common stock and class A redeemable common stock purchase warrants.

         The effect, if any, that future market sales of shares or the availability of shares for sale will have on the prevailing market prices for our common stock cannot be predicted. Nevertheless, sales of a substantial number of shares in the public market could adversely affect prevailing market prices for the common stock.

         We cannot assure you that transactions in units or in our common stock or class A redeemable common stock purchase warrants following this offering can be effected at or above the offering price. You should not deem the offering price to reflect the market value of the units or of our common stock or class A redeemable common stock purchase warrants. The offering price for the units was arbitrarily determined by negotiation with the underwriters. The offering price is not related to our assets or book value or other accepted methods of valuing a business. Since the price has been determined in this manner and not by the market, the price at which the units trade after this offering may decrease.

         If a trading market does develop for our units, common stock, or class A redeemable common stock purchase warrants, there may be wide fluctuations in the price of our securities. These fluctuations may be caused by several factors including:

         *    variations in operating results;
         * changes in market valuation of companies in our industry generally;
         *    announcements of technological innovations by our competitors; and
         *    other announcements by us, our competitors, or third parties.

         If our common stock and class A redeemable common stock purchase warrants are not listed on NASDAQ SmallCap(SM) Market or the Boston Stock Exchange, there will be less interest in the market place for our securities. This may result in lower prices for our securities and make it more difficult for you to sell your common stock, class A redeemable common stock purchase warrants, or units. We will apply for listing on NASDAQ SmallCap(SM) Market and the Boston Stock Exchange on the date of this prospectus. We cannot guarantee that our listing application will be approved. Even if our securities are approved for listing, we must continue to meet certain maintenance requirements in order for our securities to continue to be listed on NASDAQ SmallCap(SM) Market or the Boston Stock Exchange. We may not be able to continue to meet such requirements.

PENNY STOCK REGULATIONS

         If we are not able to list or maintain the listing of our common stock or the class A redeemable common stock purchase warrants on NASDAQ SmallCap(SM) Market or the Boston Stock Exchange and a trading market develops for our common stock or class A redeemable common stock purchase warrants, it is likely that trading in the common stock or the class A redeemable common stock purchase warrants will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934. The rules require additional disclosure by broker-dealers in any trades involving a stock defined as a penny stock. Penny stock is generally any equity security not listed on an exchange or NASDAQ that has a market price of less than $5.00 per share, subject to certain exceptions. The rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with the penny stock. The rules impose various restrictions on sales practices by broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by the requirements may discourage them from effecting transactions in our common stock or our class A common stock purchase warrants and may adversely affect your ability to sell our common stock or our class A common stock purchase warrants in any secondary market, if one were to develop.

                                  LEGAL MATTERS

         Doerner, Saunders, Daniel & Anderson, L.L.P., Tulsa, Oklahoma will render an opinion that the units, including the common stock and class A redeemable common stock purchase warrants, are validly issued. Certain legal matters in connection with the units will be passed on for the underwriters by Lester Morse P.C., Great Neck, New York.

                                     EXPERTS

         Our financial statements at April 30, 1999, and the pro forma statements at March 1, 1999, December 31, 1998, and December 31, 1997, appearing in this prospectus have been audited by Morrison, Brown, Argiz & Co., independent auditors, as set forth in their report on the financial statements appearing elsewhere in this prospectus. The financial statements are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                            SportsTrac Systems, Inc.
                          (A Development Stage Company)
                              Financial Statements

                         April 30, 1999, March 1, 1999,
                           December 31, 1998 and 1997














                                      -F1-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                TABLE OF CONTENTS



REPORTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS......................F3 - F4


FINANCIAL STATEMENTS:


   BALANCE SHEETS.............................................................F5



   STATEMENTS OF OPERATIONS...................................................F6



   STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)...............................F7



   STATEMENTS OF CASH FLOWS..............................................F8 - F9



  NOTES TO FINANCIAL STATEMENTS........................................F10 - F25





                                      -F2-

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors and Stockholders
SportsTrac Systems, Inc.

We have audited the accompanying balance sheet of SportsTrac Systems, Inc. (A Development Stage Company) as of April 30, 1999, and the related statements of operations, stockholders' equity and cash flows for the period from March 2, 1999 through April 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SportsTrac Systems, Inc. at April 30, 1999, and the results of its operations and its cash flows for the period from March 2, 1999 through April 30, 1999 in conformity with generally accepted accounting principles.

The Company is in the development stage as of April 30, 1999. As discussed in
NOTE 2A to the financial statements, successful completion of the Company's development program and, ultimately, the attainment of profitable operations is dependent upon future events, including maintaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure.

MORRISON, BROWN, ARGIZ & COMPANY




Certified Public Accountants
Miami, Florida
May 14, 1999


                                      -F3-

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors and Stockholders
SportsTrac Systems, Inc.

We have examined the pro-forma adjustments reflecting the transaction described in Note 1 and the application of those adjustments to the historical amounts in the assembly of the accompanying pro-forma condensed balance sheets of SportsTrac Systems, Inc. (A Development Stage Company) as of March 1, 1999, December 31, 1998 and 1997, and the pro-forma condensed statements of operations, stockholders' deficit and cash flows for the period January 1, 1999 through March 1, 1999 and the years ended December 31, 1998 and 1997. The historical condensed financial statements are derived from the historical financial statements of SportsTrac Systems, Inc., which were audited by us. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

The objective of this pro-forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro-forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transaction described in Note 1, the related pro-forma adjustments give appropriate effect to those assumptions, and the pro-forma columns reflect the proper application of those adjustments to the historical financial statement amounts in the pro-forma condensed balance sheets as of March 1, 1999, December 31, 1998 and 1997, and the pro-forma condensed statements of operations, stockholders' deficit and cash flows for the period January 1, 1999 through March 1, 1999 and the years ended December 31, 1998 and 1997.

MORRISON, BROWN, ARGIZ & COMPANY




Certified Public Accountants
Miami, Florida
May 14, 1999


                                      -F4-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                                         (PRO-FORMA)         (PRO-FORMA)
                                                                      (PRO-FORMA)        December 31,       December 31,
                                                  April 30, 1999     March 1, 1999           1998               1997
                                                  --------------     --------------     --------------     --------------
ASSETS

CURRENT ASSETS
  Cash                                            $      810,611     $       20,829     $       35,846     $       90,850
  Accounts receivable                                         --             42,680             17,000                 --
  Stock subscription receivable                          107,976                 --                 --                 --
                                                  --------------     --------------     --------------     --------------

               TOTAL CURRENT ASSETS                      918,587             63,509             52,846             90,850

LICENSED TECHNOLOGY, net                               1,965,812            619,706            630,106            696,295

PROPERTY AND EQUIPMENT, net                               65,914             62,527             60,515             53,749

OTHER ASSETS                                               1,353              9,788              8,232              5,379
                                                  --------------     --------------     --------------     --------------

               TOTAL ASSETS                       $    2,951,666     $      755,530     $      751,699     $      846,273
                                                  ==============     ==============     ==============     ==============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Bridge notes payable                            $           --     $    2,763,500     $    2,656,500     $    1,907,000
  Accounts payable and accrued expenses                  154,848            973,599            907,781            542,796
                                                  --------------     --------------     --------------     --------------

               TOTAL CURRENT LIABILITIES                 154,848          3,737,099          3,564,281          2,449,796
                                                  --------------     --------------     --------------     --------------

LONG-TERM DEBT                                           819,000                 --                 --                 --
                                                  --------------     --------------     --------------     --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
 Preferred Stock, par value $.01;
  1,000,000 shares authorized; none
  issued or outstanding                                       --                 --                 --                 --
 Common stock, par value $.01;
  14,000,000 shares authorized;
  7,567,784 shares issued and
  outstanding at April 30, 1999;
  2,916,000 shares issued and
  outstanding at March 1, 1999,
  December 31, 1998 and 1997                              75,678             29,160             29,160             29,160
 Additional paid in capital                            2,238,734          1,416,340          1,416,340          1,416,340
 Stock subscription receivable                          (116,875)                --                 --                 --
 Deficit accumulated during the
  development stage                                     (219,719)        (4,427,069)        (4,258,082)        (3,049,023)
                                                  --------------     --------------     --------------     --------------

               TOTAL STOCKHOLDERS'
                EQUITY (DEFICIT)                       1,977,818         (2,981,569)        (2,812,582)        (1,603,523)
                                                  --------------     --------------     --------------     --------------

               TOTAL LIABILITIES AND
                STOCKHOLDERS' EQUITY              $    2,951,666     $      755,530     $      751,699     $      846,273
                                                  ==============     ==============     ==============     ==============


The accompanying notes are an integral part of these financial statements.


                                      -F5-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                 FOR THE PERIODS

                                                                              (PRO-FORMA)         (PRO-FORMA)
                                                          (PRO-FORMA)       January 1, 1998     January 1, 1997
                                     March 2, 1999      January 1, 1999         Through             Through
                                        Through             Through           December 31,        December 31,
                                    April 30, 1999       March 1, 1999            1998                1997
                                    ---------------     ---------------     ---------------     ---------------
REVENUES                            $            --     $        42,956     $        72,500     $            --
                                    ---------------     ---------------     ---------------     ---------------

EXPENSES
   General and administrative               154,798             153,245             931,451             756,869
   Interest                                  28,595              44,500             265,929             209,009
   Depreciation and amortization             37,987              14,198              84,179              78,098
                                    ---------------     ---------------     ---------------     ---------------

               TOTAL EXPENSES               221,380             211,943           1,281,559           1,043,976
                                    ---------------     ---------------     ---------------     ---------------

OTHER INCOME
   Other                                      1,661                  --                  --                  --
   Estimated expenses previously
    accrued but not incurred                     --                  --                  --             180,967
                                    ---------------     ---------------     ---------------     ---------------

               NET LOSS             $      (219,719)    $      (168,987)    $    (1,209,059)    $      (863,009)
                                    ===============     ===============     ===============     ===============


BASIC AND DILUTED NET LOSS
 PER COMMON SHARE                   $          (.03)    $          (.06)    $          (.41)    $          (.30)
                                    ===============     ===============     ===============     ===============


SHARES USED IN THE CALCULATION
 OF BASIC AND DILUTED NET LOSS
 PER SHARE                                7,567,784           2,916,000           2,916,000           2,916,000
                                    ===============     ===============     ===============     ===============


The accompanying notes are an integral part of these financial statements.


                                      -F6-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
     FOR THE PERIODS ENDED APRIL 30, 1999, MARCH 1, 1999, DECEMBER 31, 1998
                              AND DECEMBER 31, 1997

                                                                                                             Deficit
                                                                                                           Accumulated
                                    Preferred Stock          Common Stock        Additional     Stock      During the
                                  -------------------  ------------------------    Paid-in   Subscription  Development
                                   Shares     Amount      Shares       Amount      Capital    Receivable      Stage        Total
                                  --------  ---------  -----------  -----------  -----------  -----------  -----------  -----------
Balances - January 1, 1997
 (PRO-FORMA)                            --  $      --    2,904,000  $    29,040  $ 1,413,960  $        --  $(2,186,014) $  (743,014)

Exercise of options for cash
 (PRO-FORMA)                            --         --       12,000          120        2,380           --           --        2,500

Net loss (PRO-FORMA)                    --         --           --           --           --           --     (863,009)    (863,009)
                                  --------  ---------  -----------  -----------  -----------  -----------  -----------  -----------

Balances - December 31, 1997
 (PRO-FORMA)                            --         --    2,916,000       29,160    1,416,340           --   (3,049,023)  (1,603,523)

Net loss (PRO-FORMA)                    --         --           --           --           --           --   (1,209,059)  (1,209,059)
                                  --------  ---------  -----------  -----------  -----------  -----------  -----------  -----------

Balances - December 31, 1998
 (PRO-FORMA)                            --         --    2,916,000       29,160    1,416,340           --   (4,258,082)  (2,812,582)

Net loss through March 1, 1999
 (PRO-FORMA)                            --         --           --           --           --           --     (168,987)    (168,987)
                                  --------  ---------  -----------  -----------  -----------  -----------  -----------  -----------

Balances - March 1, 1999
 (PRO-FORMA)                            --         --    2,916,000       29,160    1,416,340           --   (4,427,069)  (2,981,569)

Retirement of common stock in
 connection with acquisition of
 Old SportsTrac, Inc. (PRO-FORMA)       --         --   (2,916,000)     (29,160)  (1,416,340)          --    4,427,069    2,981,569

Issuance of common stock in
 connection with acquisition of
 Old SportsTrac, Inc.                   --         --    6,073,784       60,738      759,674     (116,875)          --      703,537

Issuance of common stock in
 connection with private
 placement                              --         --    1,494,000       14,940    1,479,060           --           --    1,494,000

Net loss                                --         --           --           --           --           --     (219,719)    (219,719)
                                  --------  ---------  -----------  -----------  -----------  -----------  -----------  -----------

Balances - April 30, 1999               --  $      --    7,567,784  $    75,678  $ 2,238,734  $  (116,875) $  (219,719) $ 1,977,818
                                  ========  =========    =========  ===========  ===========  ===========  ===========  ===========


The accompanying notes are an integral part of these financial statements.


                                      -F7-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                 FOR THE PERIODS

                                                                                         (PRO-FORMA)         (PRO-FORMA)
                                                                     (PRO-FORMA)       January 1, 1998     January 1, 1997
                                                March 2, 1999      January 1, 1999         Through             Through
                                                   Through             Through           December 31,        December 31,
                                                April 30, 1999      March 1, 1999           1998                 1997
                                               ---------------     ---------------     ---------------     ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                     $      (219,719)    $      (168,987)    $    (1,209,059)    $      (863,009)
                                               ---------------     ---------------     ---------------     ---------------
  Adjustments to reconcile net loss to net
   cash used in operating activities:
    Depreciation and amortization                       37,987              14,198              84,179              78,098

Change in operating assets and liabilities:
  Accounts receivable                                   42,680             (25,680)            (17,000)             10,000
  Other assets                                              --              (1,556)             (2,853)             (3,268)
  Accounts payable and accrued expenses                (24,722)             65,818             364,985              76,017
  Deferred revenues                                         --                  --                  --             (20,000)
                                               ---------------     ---------------     ---------------     ---------------

               TOTAL ADJUSTMENTS                        55,945              52,780             429,311             140,847
                                               ---------------     ---------------     ---------------     ---------------

               NET CASH USED IN
                OPERATING ACTIVITIES                  (163,774)           (116,207)           (779,748)           (722,162)
                                               ---------------     ---------------     ---------------     ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property and equipment                   (7,186)             (5,810)            (24,756)            (25,420)
                                               ---------------     ---------------     ---------------     ---------------

               NET CASH USED IN
                INVESTING ACTIVITIES                    (7,186)             (5,810)            (24,756)            (25,420)
                                               ---------------     ---------------     ---------------     ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from bridge notes payable                        --             107,000             749,500             787,000
  Repayment of bridge notes payable                   (107,000)                 --                  --                  --
  Increase in stock issue costs                       (318,282)                 --                  --                  --
  Proceeds from issuance of common stock             1,386,024                  --                  --               2,500
  Decrease in deferred offering costs                       --                  --                  --              25,000
                                               ---------------     ---------------     ---------------     ---------------

               NET CASH PROVIDED BY
                FINANCING ACTIVITIES                   960,742             107,000             749,500             814,500
                                               ---------------     ---------------     ---------------     ---------------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                                  789,782             (15,017)            (55,004)             66,918

CASH AND CASH EQUIVALENTS,
 BEGINNING OF YEAR                                      20,829              35,846              90,850              23,932
                                               ---------------     ---------------     ---------------     ---------------

CASH AND CASH EQUIVALENTS,
 END OF YEAR                                   $       810,611     $        20,829     $        35,846     $        90,850
                                               ===============     ===============     ===============     ===============


The accompanying notes are an integral part of these financial statements.


                                      -F8-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                 FOR THE PERIODS

                                                                                         (PRO-FORMA)        (PRO-FORMA)
                                                                      (PRO-FORMA)      January 1, 1998    January 1, 1997
                                                 March 2, 1999      January 1, 1999        Through            Through
                                                   Through              Through          December 31,      December 31,
                                                April 30, 1999       March 1, 1999          1998                1997
                                                ---------------     ---------------    ---------------    ---------------
SUPPLEMENTAL SCHEDULE OF NONCASH
 ACTIVITIES:
As a result of an asset purchase agreement
 the Company acquired assets and incurred
 liabilities as follows:
 Cash                                           $        20,829     $            --    $            --    $            --
 Accounts receivable                                     42,680                  --                 --                 --
 Property and equipment                                  62,527                  --                 --                 --
 Licensed technology                                  2,000,000                  --                 --                 --
 Other assets                                             1,353                  --                 --                 --
 Bridge notes payable                                (2,763,500)                 --                 --                 --
 Accounts payable and accrued liabilities            (1,047,343)                 --                 --                 --
 Stockholders' deficit                                1,688,454                  --                 --                 --
                                                ---------------     ---------------    ---------------    ---------------

Cash required upon acquisition                  $         5,000     $            --    $            --    $            --
                                                ===============     ===============    ===============    ===============

Conversion of accrued salaries, assumed
 as a result of the asset purchase
 agreement, into shares of common stock         $       296,546     $            --    $            --    $            --
                                                ===============     ===============    ===============    ===============

Conversion of debt, assumed as a result
 of the asset purchase agreement, into
 shares of common stock                         $     1,837,500     $            --    $            --    $            --
                                                ===============     ===============    ===============    ===============

Conversion of accrued interest, assumed
 as a result of the asset purchase agreement,
 into additional paid in capital                $       576,227     $            --    $            --    $            --
                                                ===============     ===============    ===============    ===============

Issuance of shares of common stock
 through stock subscription receivable          $       224,851     $            --    $            --    $            --
                                                ===============     ===============    ===============    ===============


The accompanying notes are an integral part of these financial statements.


                                      -F9-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - BUSINESS AND ORGANIZATION

         SportsTrac Systems, Inc. (the "Company") is a Delaware Corporation which was formed on June 15, 1998. The Company entered into an Asset Purchase Agreement dated as of March 2, 1999 (the "Asset Purchase Agreement") to purchase substantially all of the assets, and assume certain liabilities of SportsTrac, Inc. a Delaware corporation ("Old SportsTrac") (NOTE 2L). The Company was dormant from its formation through March 2, 1999.

         Old SportsTrac was formed on April 25, 1995 to develop and market products designed to enhance and monitor athletic performance. Subsequent to its formation, Old SportsTrac entered into a sublicense agreement providing it with the exclusive right to manufacture and market a hand-eye coordination device (the "SportsTrac System") with sports related and sports entertainment applications. The SportsTrac System is a performance evaluation tool that can measure a person's hand-eye coordination and chart day-to-day variations in performance. All of Old SportsTrac's rights to the SportsTrac System, including the trademark, were transferred to the Company pursuant to the Asset Purchase Agreement.

         The SportsTrac System, as developed by Old SportsTrac, applies advanced, proprietary computer technology, which enables athletes to monitor and enhance their athletic performance. The SportsTrac System measures both the physical and mental readiness of an athlete, enabling athletes to identify problem areas, determine the causes, and take appropriate action. By helping athletes understand the root causes of such problems, the SportsTrac System allows them to train themselves and make modifications to keep their performance at the highest possible levels.

         The SportsTrac System is currently in use by many professional and elite athletes. Upon consummation of an initial public offering of securities ("Offering") and the transactions contemplated by the Asset Purchase Agreement, the Company will commence marketing adaptations of the same technology in the form of a monitoring system for amateur sports organizations and in the form of consumer-level health and fitness products for golfers and other recreational sports enthusiasts.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)      BASIS OF PRESENTATION

                  The Company is a development stage company engaged in the discovery and development of technology solutions that enable athletes to achieve and maintain peak levels of performance. Upon completion of product development, it intends to manufacture and market products developed through its research programs. Since the acquisition of Old SportsTrac, the Company has been primarily engaged in research and development.



                                     -F10-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (A)      BASIS OF PRESENTATION (CONTINUED)

                  In the course of its development activities, the Company has sustained continuing operating losses and expects such losses to continue for the foreseeable future. The Company plans to continue to finance its operations with a combination of stock sales, payments from strategic partnerships and licensing of certain technology, and, in the longer term, revenues from product sales. The Company's ability to continue as a going concern is dependent upon successful completion of additional financings and, ultimately, upon achieving profitable operations.

                  PRO-FORMA INFORMATION

                  The accompanying financial statements and related notes reflect the carve-out historical results of operations, cash flows and balance sheets of Old SportsTrac.

                  The information presented for periods prior to the date of acquisition, March 2, 1999, (NOTE 1 and 2L) is reflected on a pro-forma basis.

         (B)      BUSINESS OPERATIONS

                  The Company is newly formed and has no operating history. The Company acquired substantially all of the business of Old SportsTrac. For the period April 25, 1995 (inception) to March 1, 1999, Old SportsTrac had aggregate net losses accumulated during the development stage of $4,427,069. There can be no assurance that the Company, as the new owner of Old SportsTrac's business, will be able to operate profitably. The Company has long-term indebtedness of $819,000, due December 31, 2000, and absent the ability to generate significant profits, has no known source of repayment. The Company will be subject to many business risks which include, but are not limited to, unforeseen marketing and promotional expenses, unforeseen negative publicity, competition, and lack of operating experience. Many of the risks may be unforeseeable or beyond the control of the Company. There is no assurance that the Company will successfully implement its business plan in a timely or effective manner, or that management of the Company will be able to market and sell enough products to generate sufficient revenues and continue as a going concern. There is no assurance that the Company will not incur net losses in the future or that it will be able to operate profitably.



                                     -F11-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (C)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         (D)      CASH AND CASH EQUIVALENTS

                  Cash and cash equivalents are defined as financial instruments with maturities of three months or less. As a result, the recorded amounts approximate their fair value.

         (E)      ACCOUNTS RECEIVABLE

                  Accounts receivable mainly consists of product sales receivables.

                  No allowance was deemed necessary as of the date of the financial statements.

         (F)      DEPRECIATION AND AMORTIZATION

                  Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets (5 years).

                  Amortization of licensed technology is computed using the straight-line method over the contractual period of the license (13 years).

         (G)      OTHER INCOME

                  During 1996, Old SportsTrac intended to file a registration statement on Form SB-2 in connection with a proposed public offering of securities. As a result, various expenses relating to the proposed public offering were accrued by Old SportsTrac. The proposed public offering did not subsequently occur. As a result, the expenses previously accrued, amounting to approximately $181,000, were reversed and recorded during 1997 as "estimated expenses previously accrued and not incurred".



                                     -F12-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (H)      INCOME TAXES

                  The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

         (I)      EARNINGS PER SHARE

                  Earnings per share is determined in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share". This statement establishes standards for computing and presenting earnings per share ("EPS"). It replaces the presentation of primary EPS with a presentation of basic EPS. This statement requires restatement of all prior-period EPS data presented.

                  The net income (loss) per share is computed by dividing the net income or loss for the period by the weighted average number of shares outstanding (as adjusted retroactively for the dilutive effect of common stock options) for the period plus the dilutive effect of outstanding common stock options and warrants considered to be common stock equivalents. Stock options and other common stock equivalents are excluded from the calculations as their effect would be anti-dilutive.

                  Basic and diluted earnings per share amounts are equal because the Company has a net loss and consideration of the redeemable preferred stock, outstanding options, warrants and their equivalents would result in anti-dilutive effects to earnings per share.

                  The weighted average number of shares used to compute EPS was 7,567,784 for the period ended April 30, 1999 and 2,916,000 for the periods ended March 1, 1999, December 31, 1998 and 1997.



                                     -F13-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (J)      COMPREHENSIVE INCOME

                  The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" for the periods presented. Comprehensive income is defined as "the change in equity of a business enterprise during a period resulting from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners". Comprehensive income includes net income as well as other comprehensive income. Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but excluded from net income. For the periods presented, the Company had no items of other comprehensive income.

         (K)      LICENSED TECHNOLOGY

                  The balance sheets reflect a value which has been attributed to certain intellectual property, including patent rights and other technology. Such value reflects the appraised value of the licensed technology (Note 3). It is unlikely that the Company would be able to sell such intellectual property in a liquidation for more than a fraction of such estimated value.

         (L)      ASSET PURCHASE AGREEMENT

                  The Company entered into an Asset Purchase Agreement to purchase substantially all of the assets of Old SportsTrac in exchange for a cash payment of $5,000 and assumption of approximately $3,800,000 in certain liabilities of Old SportsTrac. At the closing, the Company acquired all of Old SportsTrac's rights to the SportsTrac System, rights under a sublicense and related agreements and the Old SportsTrac trademark, together with all of the inventory, furniture, fixtures, and equipment owned by Old SportsTrac. The liabilities of Old SportsTrac, which the Company assumed under the Asset Purchase Agreement, included obligations to pay future licensing fees under the sublicense, obligations to pay rent under Old SportsTrac's lease, and approximately $3,800,000 in certain accounts payable and bridge financing. The Company hired all of Old SportsTrac's employees immediately following the closing. It was a condition to the closing under the Asset Purchase Agreement that certain creditors of Old SportsTrac, the liabilities of which the Company assumed, agree to accept between one and four shares per dollar of the Company's common stock in full payment.



                                     -F14-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (L)      ASSET PURCHASE AGREEMENT (CONTINUED)

                  As a result of this transaction, there remained various unpaid creditors of Old SportsTrac. At the time of the asset purchase, Old SportsTrac was insolvent. Any unpaid creditor of Old SportsTrac may claim the asset purchase was a fraudulent conveyance (NOTE 10). Among these unpaid creditors, there exist holders of $80,000 of the original bridge financing who did not exchange their indebtedness for the Company's common stock. Consequently, these notes were excluded from the Company's asset purchase on March 2, 1999 and remained a liability of Old SportsTrac. These notes are in default and the debt holders have demanded payment of all principal and accrued interest at the default rate of 16% as stated in the loan documents.

                  The acquisition was accounted for at fair value, in accordance with the provisions of Accounting Principles Board Opinion No. 16 "Business Combinations".

         (M)      YEAR 2000 SYSTEMS COSTS

                  The Company utilizes software and related technologies throughout its businesses that will be affected by the date change in the year 2000. The Company is in the process of evaluating the full scope and related costs to insure that the Company's systems continue to meet its internal needs and those of its customers. Anticipated costs for system modifications will be expensed as incurred and are not expected to have a material impact on the Company's results of operations. However, the Company cannot measure the impact that the Year 2000 issue will have on its vendors, suppliers, customers and other parties with whom it conducts business.

         (N)      INCENTIVE STOCK OPTIONS

                  The Company adopted an incentive stock plan (the "Plan"). The purpose of the Plan will be to provide a means whereby key individuals providing services to the Company may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Under the Plan, certain directors, officers, employees and consultants will be eligible to acquire common stock of the Company or otherwise participate in the financial success of the Company. The Plan is expected to provide flexibility to the Company's compensation methods, after giving due consideration to competitive conditions and the impact of the federal tax laws.



                                     -F15-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (N)      INCENTIVE STOCK OPTIONS (CONTINUED)

                  The maximum aggregate number of the Company's common stock that may be awarded to individuals under the Plan is 1,000,000 shares. Any shares that remain unissued at the termination of the Plan will cease to be subject to the Plan, but until termination of the Plan, the Company will reserve sufficient shares to meet the requirements of the Plan. The aggregate number of shares of the Company's common stock which may be awarded under the Plan will be adjusted to reflect any change in capitalization, such as a stock dividend or stock split.

                  The Plan is administered by the entire board of directors. The Company's board of directors selects the individuals to whom awards will be made and establishes the amount of the award for each individual.

         (O)      CONCENTRATIONS OF CREDIT RISK

                  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits in excess of the FDIC-insured limits. The Company generally limits its exposure by placing its deposits with high credit quality financial institutions. At times, such balances may be in excess of the federally insured limit of $100,000.

NOTE 3 - LICENSED TECHNOLOGY

         In August 1995, Old SportsTrac entered into a thirteen year exclusive and world-wide sublicensing agreement with Biofactors, Inc. (NOTE 10) for the rights to manufacture and market a hand-eye coordination device with sports related and sports entertainment applications for an aggregate price of $1,000,000. Certain of the Company's stockholders are also minority stockholders of NHancement Technologies, Inc. (NOTE
         10). The consideration consisted of a down payment of $300,000 and the issuance of a non-interest bearing $700,000 note as well as the issuance of warrants to purchase 180,000 shares of the Old SportsTrac's common stock at an exercise price of $4.17 per share. These warrants were subsequently assigned and issued to related parties of the Company.

         In accordance with Accounting Principles Board Opinion No. 21, "Interest on Receivable and Payables," the $700,000 note was discounted to reflect its present value of $640,460 on September 1, 1995, utilizing an imputed rate of 12%.

         During 1996, Old SportsTrac repaid the $700,000 from the proceeds received in a bridge financing (NOTE 8). In addition, the licensor is entitled to a royalty equal to 8.50% of the cash receipts from the sale of products or services containing the licensed technology, excluding any revenue from installation, maintenance, consulting or other cash receipts not directly or indirectly related to such technology.



                                     -F16-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 3 - LICENSED TECHNOLOGY (CONTINUED)

         In conjunction with the Asset Purchase Agreement, the Company engaged the services of a third party to perform an independent valuation of the licensed technology. As a result, the licensed technology was valued at $2,000,000 and will be amortized over the remaining life of the sublicensing agreement, approximately 13 years (10 years remaining).

         Amortization was $34,188, $10,399, $66,189 and $66,189 for the periods ended April 30, 1999, March 1, 1999, December 31, 1998 and 1997,
         respectively.

NOTE 4 - STOCK SUBSCRIPTION RECEIVABLE

         The third phase of the private placement occurred on April 30, 1999 (NOTE 11). The Company recorded a stock subscription receivable in the amount of $107,976 at April 30, 1999 with its corresponding offset to additional paid in capital. The monies were subsequently collected on May 4, 1999. The amount was recorded as a current asset due to the short term nature of the repayment period.

         On March 2, 1999, the Company issued an aggregate of 467,500 shares of the Company's common stock to certain investors for $0.25 per share. The purchase price was funded with the proceeds of a non-recourse loan from the Company. The loan bears interest at a rate of 6% per annum and matures on December 31, 2000, at which time the principal plus accrued interest is due. The loan is collateralized by a pledge of the common stock purchased. The amount was recorded in stockholders' equity and offset with the amount of subscription receivable.

NOTE 5 - PROPERTY AND EQUIPMENT

                                                            December 31,
                                                   -----------------------------
                    April 30, 1999  March 1, 1999       1998            1997
                    --------------  -------------  --------------   ------------

Computer equipment  $       69,713  $      66,326  $     100,475   $      75,719

Less accumulated
 depreciation                3,799          3,799         39,960          21,970
                    --------------  -------------  -------------   -------------

                    $       65,914  $      62,527  $      60,515   $      53,749
                    ==============  =============  =============   =============

         Depreciation was $3,799, $3,799, $17,990 and $11,909 for the periods ended April 30, 1999, March 1, 1999, December 31, 1998 and 1997,
         respectively. Property and equipment are located in Boulder, Colorado and Manhattan Beach, California.



                                     -F17-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 6 - OTHER ASSETS

                                                            December 31,
                                                   -----------------------------
                    April 30, 1999  March 1, 1999       1998            1997
                    --------------  -------------  --------------   ------------

Security deposits   $        1,353  $       3,846  $        3,846   $      2,493
Income tax deposits             --          1,636           1,636          1,636
Other                           --          4,306           2,750          1,250
                    --------------  -------------  --------------   ------------

                    $        1,353  $       9,788  $        8,232   $      5,379
                    ==============  =============  ==============   ============

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                            December 31,
                                                   -----------------------------
                    April 30, 1999  March 1, 1999       1998            1997
                    --------------  -------------  --------------   ------------

Accounts payable    $      113,548  $     116,872  $       68,054   $     42,999
Accrued interest            27,300        576,227         576,227        310,297
Payroll and
 payroll taxes              14,000        280,500         263,500        179,500
Accrued other                   --             --              --         10,000
                    --------------  -------------  --------------   ------------

                    $      154,848  $     973,599  $      907,781   $    542,796
                    ==============  =============  ==============   ============

NOTE 8 - LONG-TERM DEBT / BRIDGE NOTES PAYABLE

         During January and February 1996, Old SportsTrac received $320,000 in bridge financing bearing interest at 8% per annum. In exchange for making the loans to the Company, each bridge lender received a "bridge note" and a "bridge unit". Each bridge unit is comprised of one share of common stock and five Class A Warrants. Each Class A Warrant is exercisable into one share of common stock at an exercise price of $6.50 per share during the four year period commencing one year from the effective date and may be redeemed if the market price of the common stock exceeds $9.00 per share. On March 2, 1999, these notes, which had been amended various times, were assumed as a result of the Asset Purchase Agreement (NOTE 2L). Upon assumption of these notes, the Company issued common stock in satisfaction of the debt.

         On April 19, 1996, Old SportsTrac received an advance of $350,000 from a third party. This advance accrued interest at the rate of 15% per annum and was used to pay off a portion of the note payable as disclosed in Note 3. This advance was assumed by the Company as a result of the Asset Purchase Agreement. Concurrently, the note was amended to bear interest at the rate of 10% per annum and matures on December 31, 2000, at which time principal and all accrued interest is due. As of April 30, 1999, this note is still outstanding.

         On August 22, 1996, Old SportsTrac received an advance of $350,000 from one of the bridge lenders, who is also a shareholder in the Company. This advance accrued interest at the rate of 15% per annum and was used to pay off the balance of the note payable as disclosed in Note 3. The note, which had been amended various times, was assumed in connection with the Asset Purchase Agreement. Upon assumption of this note, the Company issued common stock in satisfaction of the debt.



                                     -F18-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 8 - LONG-TERM DEBT / BRIDGE NOTES PAYABLE (CONTINUED)

         On October 11, 1996 and December 12, 1996, Old SportsTrac received advances of $50,000 each from one of the bridge lenders, who is also a shareholder in the Company. These advances accrued interest at the rate of 10% per annum. The notes, which had been amended various times, were assumed in connection with the Asset Purchase Agreement. Upon assumption of these notes, the Company issued common stock in satisfaction of the debt.

         During 1997, Old SportsTrac received advances aggregating $587,000 from one of the bridge lenders, who is also a shareholder in the Company. The notes, which had been amended various times, were assumed in connection with the Asset Purchase Agreement. Upon assumption of these notes, the Company issued common stock in satisfaction of the debt.

         During 1998, Old SportsTrac received advances aggregating $749,500 from one of the bridge lenders, who is also a shareholder in the Company. In addition, during January and February 1999, Old SportsTrac received further advances of $107,000 which were repaid by the Company during March 1999. These notes accrued interest at rates ranging between 10% to 15% per annum. The notes, which had been amended various times, were assumed in connection with the Asset Purchase Agreement. Upon assumption of these notes, the Company issued common stock in satisfaction of $280,500 of this debt. The remaining $469,000 note was concurrently amended to bear interest at the rate of 10% per annum and matures on December 31, 2000, at which time principal and all accrued interest is due. As of April 30,1999, this note is still outstanding.

         Interest expense on all indebtedness was $28,595, $44,500, $265,929 and $209,009 for the periods ended April 30, 1999, March 1, 1999, December 31, 1998 and 1997, respectively.

NOTE 9 - INCOME TAXES

         The benefit for income taxes is as follows:

                                                                  April 30, 1999
                                                                  --------------
         Current:
          Federal                                                 $          -0-
          State                                                              -0-
                                                                  --------------

                                                                             -0-
                                                                  --------------
         Deferred:
           Federal                                                           -0-
           State                                                             -0-
                                                                             -0-
                                                                  --------------

         Income Tax Expense                                       $          -0-
                                                                  ==============



                                     -F19-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 9 -  INCOME TAXES (CONTINUED)

          Reconciliation of the differences between income taxes computed at federal statutory tax rates and the provision for income taxes is as follows:

                                                                  April 30, 1999
                                                                  --------------
          Tax at federal statutory rate                                    34.0%
           Increase (decrease) in tax:
              Net Operating Loss                                          (34.0)
                                                                  -------------

          Effective tax rate                                                  0%
                                                                  =============

          The tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities at April 30, is presented below:

                                                                  April 30, 1999
                                                                  --------------
          Deferred Tax Assets:
            Depreciation                                          $         496
            Net Operating Losses                                          8,671
                                                                  -------------

                                                                          9,167
          Deferred Tax Liabilities:
             Licensed Technology                                         (3,843)
                                                                  -------------

          Net Deferred Tax Asset                                          5,324

          Less Valuation Allowance                                       (5,324)
                                                                  -------------

          Deferred Tax Asset                                      $         -0-
                                                                  =============

          At April 30, 1999, the Company has a net operating loss carryforward for federal income tax purposes of approximately $27,000 which, if unused, will start expiring in the year 2019.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

          LITIGATION

          The Company is exposed to various asserted and unasserted potential claims encountered in the normal course of business. In the opinion of management, the resolution of these matters should not have a material effect on the Company's financial position or the results of its operations.



                                     -F20-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 10 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

          OPERATING LEASE

          The Company leases office space for the Colorado location under an operating lease which expires in December, 2000. Additionally, the Company rents office space for the California location on a month-to-month basis. Minimum future rental payments under the lease are as follows:

          Years ending December 31,

                    1999                                          $      10,824
                    2000                                                 16,727
                                                                  -------------

                                                                  $      27,551
                                                                  =============

          Rent expense on all operating leases was approximately $3,000, $3,000, $29,000 and $26,000 for the periods ended April 30, 1999, March 1, 1999, December 31, 1998 and 1997, respectively.

          FRAUDULENT CONVEYANCE RISKS

          The Company purchased substantially all of the assets of Old SportsTrac pursuant to the Asset Purchase Agreement (NOTE 2L). As part of the purchase, the Company assumed most, but not all, of the liabilities of Old SportsTrac. Any creditor of Old SportsTrac whose obligation was not assumed may challenge the purchase as a fraudulent transfer and could seek a judgment against the Company for the lesser of the value of the transferred assets or for the amount of the creditor's claim, a lien upon the transferred assets to the extent of the creditor's claim, or the avoidance of the transfer to the extent necessary to satisfy the creditor's claim. Although the elements of proof necessary to successfully prosecute a claim under the various laws applicable to fraudulent transfers may vary depending upon the state in which an action is brought, a number of defenses to such claims exist. The Company would vigorously assert those defenses in the event any claims are brought and, in addition, would assert all defenses available upon the claim of the underlying indebtedness. The Company's expenditure of legal fees in connection with any such proceeding could also have a material adverse effect on the Company. The accompanying financial statements do not reflect any adjustments for this uncertainty.

          DEPENDENCE ON PROPRIETARY TECHNOLOGY

          The SportsTrac System relies on the Critical Tracking Task ("CTT") technology. The CTT is sublicensed to the Company by Biofactors, Inc., a subsidiary of NHancement Technologies, Inc. Biofactors, Inc. uses the CTT pursuant to a license granted to it by Systems Technology, Inc. ("STI") which is not affiliated with the Company or Biofactors, Inc. The CTT is considered one of the benchmark measures of human hand-eye performance. The Company utilizes the CTT technology in the SportsTrac System.



                                     -F21-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 10 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

          POTENTIAL LOSS OF LICENSED TECHNOLOGY

          The sublicense with Biofactors, Inc. expires on November 24, 2008 (assuming the exercise of all available extensions), as does Biofactors, Inc.'s license from STI. If the Company does not market, sell or manufacture products other than the SportsTrac System and any other products relying upon the CTT technology, the expiration of the license could have a material adverse effect on the Company's revenue. There can be no assurance that the Company will be able to extend the term of the Sublicense beyond November 24, 2008 or that the Company will be able to market, sell or manufacture any products which do not rely on the CTT technology. Old SportsTrac assigned to the Company an agreement that Old SportsTrac negotiated with Biofactors, Inc. and STI, which will allow the Company (as assignee of Old SportsTrac) to assume Biofactors, Inc.'s rights and obligations should Biofactors, Inc.'s license with STI terminate earlier. Certain members of the Company's management have a relationship with Nhancement Technologies, Inc. and therefore may have a conflict of interest in enforcing the terms of the sublicense.

          CONSULTING AGREEMENT

          On May 1, 1999, the Company entered into a consulting agreement with a director of the Company, expiring in one year, whereby the consultant will render advice to the Company concerning the business operations, organization, management, strategic planning, marketing, products and services, acquisitions, mergers and related financial requirements as the Company may, from time to time, desire during the term of the agreement.

          The Company will pay a fee of $4,000 per month. One-half of the monthly fee is to be paid in cash and the remaining one-half is deferred by the Company and shall be paid at such time and in such manner as is mutually agreed by the Company and the consultant. In addition, the Company will issue a ten year option to the consultant to purchase up to 30,000 shares of the Company's common stock at an initial exercise price of $1.00 per share. The consultant is also entitled to reimbursement by the Company for reasonable expenses incurred on the Company's behalf.

NOTE 11 - STOCKHOLDERS' EQUITY (DEFICIT)

          LOSS PER SHARE

          Loss per share is computed by dividing net loss by the weighted average number of outstanding shares of common stock. Net loss per share for the periods presented does not include the effects of stock options and warrants because their effects would be anti-dilutive.



                                     -F22-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 11 - STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

          LOSS PER SHARE (CONTINUED)

          The following table sets forth the computation of net loss per share:

                                                                       January 1,       January 1,
                                                                          1998             1997
                                 March 2, 1999    January 1, 1999       Through           Through
                                    Through           Through         December 31,     December 31,
                                April 30, 1999     March 1, 1999          1998             1997
                                --------------     -------------     -------------    ------------
Net loss                          $ (219,719)       $  (168,987)      $(1,209,059)     $ (863,009)
                                  ==========        ===========       ===========      ==========

Basic and diluted:
 Weighted average common
  shares outstanding used in
  computing basic net loss
  per share                        7,567,784          2,916,000         2,916,000       2,916,000
                                  ==========        ===========       ===========      ==========

Basic and diluted net loss
 per share                        $     (.03)       $      (.06)      $      (.41)     $     (.30)
                                  ==========        ===========       ===========      ==========

          COMMON STOCK

          The Company's Certificate of Incorporation, as amended, authorizes 14,000,000 shares of common stock.

          The holders of the Company's common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of a liquidation, dissolution or wound-up of the Company, the holders of common stock are entitled to share ratably in any assets remaining after the payment of liabilities and any distribution to preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the common stock.

          The Company will have reserved 2,179,948 shares of its common stock for issuance upon exercise of options, the exercise of the Class A redeemable common stock purchase warrants, the conversion of certain indebtedness, and the exercise of certain warrants to be issued to the managing underwriter.



                                     -F23-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 11 - STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

          CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS

          Each Class A redeemable common stock purchase warrant ("Warrants") is convertible into one share of common stock for $7.20 per share. The Warrants can only be exercised from the date of the public offering and for a two year period. They may be redeemed beginning 13 months after the date of the offering if the closing bid quotation of the Company's common stock is $10.80 or above on 20 consecutive trading days ending on the third day before the Company gives notice of redemption.

          PREFERRED STOCK

          The Company's Certificate of Incorporation, as amended, authorizes 1,000,000 shares of "blank check" preferred stock, whereby the Board of Directors of the Company shall have the authority, without further action by the holders of the outstanding Common Stock, to issue shares of Preferred Stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the term of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series. There are no shares of Preferred Stock issued or outstanding.

          PRIVATE PLACEMENT

          The Company entered into a placement agent agreement on December 1, 1998 with Fairchild Financial Group, Inc. (the "Placement Agent") with respect to the sale by the Company of up to 3,000,000 shares of common stock, at a purchase price of $1.00 per share. The offering was solely to accredited investors as that term is defined under Rule 501 of Regulation D of the Securities Act of 1933.

          The private placement occurred in three separate phases dated March 2, 1999, April 15, 1999 and April 30, 1999, at which time 366,000,
          995,500 and 132,500 shares, respectively, of the Company's common stock were sold at a purchase price of $1.00 per share.

NOTE 12 - FAIR VALUE

          The Company has estimated the fair value of its financial instruments at April 30, 1999, March 1, 1999, December 31, 1998 and 1997, as
          required by Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments." The carrying values of cash, accounts receivable, stock subscription receivable, accounts payable and accrued expenses and debt are reasonable estimates of their fair values.



                                     -F24-

                            SPORTSTRAC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 13 - SUBSEQUENT EVENTS

          The Company has approved a reverse stock split of 3.604 for 1 to be effective simultaneously with the offering. The accompanying financial statements do not reflect the effect of the reverse stock split.



                                     -F25-

                              [LOGO] SPORTSTRAC(R)


                                  585,000 UNITS

                            SPORTSTRAC SYSTEMS, INC.

                             EACH UNIT CONSISTING OF
                          ONE SHARE OF COMMON STOCK AND
                   TWO CLASS A COMMON STOCK PURCHASE WARRANTS

                           ---------------------------

                                   PROSPECTUS

                           ---------------------------

                                    SUITE 100
                               6654 GUNPARK DRIVE
                             BOULDER, COLORADO 80301

                               _____________, 1999


          Until _________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SportsTrac is incorporated under the laws of the State of Delaware. The Certificate of Incorporation of SportsTrac limits the liability of directors for monetary damages for breaches of fiduciary duty to the fullest extent permitted by Delaware General Corporation Law. Under Section 102 of the Delaware Corporation Law, liability is not eliminated for:

         * any breach of the director's duty of loyalty to SportsTrac or its stockholders;
         * acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
         *    unlawful payment of dividends or stock purchases or redemptions;
              or
         * any transaction from which the director derived an improper personal benefit.

         Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation of enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were, or are threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and provided that no indemnification is permitted without judicial approval if the officer, director, employee, or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

         SportsTrac's Certificate of Incorporation and Bylaws provide that SportsTrac will indemnify all of its directors and officers to the full extent permitted by the Delaware General Corporation Law. Under such provisions, any director or officer, who in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the board of directors determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of SportsTrac. The Certificate of Incorporation and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate, any agreement, vote of stockholders or disinterested directors, or otherwise.

         All of SportsTrac's directors and officers will be covered by insurance policies maintained by it against certain liabilities for actions taken in their capacities as such.

         The underwriters have agreed to indemnify SportsTrac and its officers and directors and each person, if any, who controls us within the meaning of the Securities Act of 1933, against certain liabilities resulting from information contained in the "Underwriting" section of the prospectus provided by the underwriters.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling SportsTrac pursuant to the foregoing provisions, SportsTrac has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         SportsTrac will incur and pay the following costs of this transaction. All amounts other than the Securities and Exchange Commission registration fee are estimated.

               Securities and Exchange Commission registration fee     $  4,363
               Boston Stock Exchange filing fee                               *
               NASDAQ filing fee                                              *
               Blue Sky Fees                                                  *
               Legal fees and expenses                                        *
               Underwriters Expenses                                          *
               Accounting fees and expenses                                   *
               Printing expenses                                              *
               Transfer Agent and Registrar fees and expenses                 *
               Miscellaneous                                                  *
                                                                       --------

                      Total                                            $203,700

         *To be provided by amendment.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         The following lists all sales of securities of SportsTrac since its incorporation on June 15, 1998. Prior to the closing of this offering, SportsTrac will complete a 3.604-for-1 reverse stock split of its issued and outstanding common stock.

         INCORPORATION. In connection with its incorporation, on June 15, 1998, SportsTrac sold 27 shares (100 shares pre-reverse stock split) of its common stock, to Marc R. Silverman, at a price of $.90 per share ($0.25 per share pre-reverse stock split per share). SportsTrac did not register the common stock issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

         SHARES PURCHASED WITH NON-RECOURSE LOANS. On January 20, 1999, SportsTrac agreed to issue an aggregate of 129,714 shares (467,500 shares pre-reverse stock split) of its common stock to four investors at a price of $.90 per share ($0.25 per share pre-reverse stock split). The purchase price was funded with the proceeds of a non-recourse loan from SportsTrac. The loan bears interest at a rate of 6% per annum, matures on December 31, 2000, and is secured by a pledge of the common stock issued. SportsTrac did not register the common stock issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

         CONVERSION OF DEBT OF OUR PREDECESSOR COMPANY. On March 2, 1999, SportsTrac purchased certain of the assets of its predecessor company and in connection therewith assumed certain liabilities of its predecessor company. Many of the liabilities were converted into shares of common stock as follows:

         * 84,972 shares (306,250 shares pre-reverse stock split) were issued to eight creditors for cancellation of debt in the amount of $306,250. One share of common stock was issued for every $3.60 ($1.00 pre-reverse stock split) of debt cancelled.

         * 88,788 shares (320,000 shares pre-reverse stock split) were issued to eight creditors for cancellation of debt in the amount of $320,000. One share of common stock was issued for every $3.60 ($1.00 pre-reverse stock split) of debt cancelled.

         * 1,052,650 shares (3,793,750 shares pre-reverse stock split) were issued to one creditor for cancellation of debt in the amount of $1,517,500. One share of common stock was issued for every $1.44 ($.40 pre-reverse stock split) of debt cancelled.

         * 138,624 shares (499,604 shares pre-reverse stock split) were issued to Michael Mellman, M.D. for cancellation of $124,901 of his deferred salary not paid by our predecessor company. One share of common stock was issued to Dr. Mellman for every $.90 ($.25 pre-reverse stock split) of deferred salary cancelled.

         * 190,504 shares (686,580 shares pre-reverse stock split) were issued to Marc R. Silverman for cancellation of $171,645 of his deferred salary not paid by Our predecessor company. One share of common stock was issued to Mr. Silverman for every $.90 ($.25 pre-reverse stock split) of deferred salary cancelled.

SportsTrac did not register the common stock issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

         PRIVATE PLACEMENT. Pursuant to a Private Placement Memorandum dated December 1, 1998, supplemented February 11, 1999, SportsTrac sold the following shares of common stock at a price of $3.60 per share ($1.00 per share pre-reverse stock split):

         * March 2, 1999: 101,546 shares (366,000 pre-reverse stock split shares)

         * April 15, 1999: 276,201 shares (995,500 pre-reverse stock split shares)

         * April 30, 1999: 36,761 shares (132,500 pre-reverse stock split shares)

In connection with the sale, Fairchild Financial Group, Inc. had an exclusive arrangement to offer the shares on behalf of SportsTrac. Fairchild is the managing underwriter in this offering. For common stock sold by or through Fairchild, Fairchild received:

         *    cash compensation equal to 12% of the gross offering price
              ($179,280);

         * non-deductible expense allowance equal to 3% of the gross offering price ($44,820); and

         * SportsTrac engaged Fairchild to provide certain consulting services to SportsTrac for 12 months. SportsTrac paid Fairchild at closing of the private placement an up-front consulting fee equal to 3% of the gross offering price ($44,820).

The offering was made to accredited investors pursuant to a private placement memorandum dated December 1, 1998 as supplemented February 11, 1999. SportsTrac did not register the common stock in reliance upon Regulation D under the Securities Act of 1933.

ITEM 27. EXHIBITS

Exhibit       Exhibit
Number        Description

1.1           Form of Underwriting Agreement
1.2           Form of Agreement among Underwriters
1.3           Form of Selected Dealer Agreement

1.4           Form of Warrant Exercise Fee Agreement
1.5           Form of Underwriter Consulting Agreement
3.1           Certificate of Incorporation of Applied Sports Technologies, Inc.
              (now SportsTrac Systems, Inc.) filed June 15, 1998
3.2           Certificate of Amendment of Certificate of Incorporation of
              Applied Sports Technologies, Inc. (now SportsTrac Systems, Inc.)
              filed December 2, 1998
3.3           Certificate of Amendment of Amended and Restated Certificate of
              Incorporation of sportstrac.com, inc. (now SportsTrac Systems,
              Inc.) filed May 24, 1999
3.4           Bylaws of Applied Sports Technologies, Inc. (now SportsTrac
              Systems, Inc.)
4.1*          Form of Common Stock Certificate
4.2           Form of Class A Common Stock Purchase Warrant Agreement and
              Certificate
4.3           Form of Underwriter's Unit Warrant
4.4           Promissory Note dated March 2, 1999 made by sportstrac.com, inc.
              (now SportsTrac Systems, Inc.) payable to the order of The Holding
              Company
4.5           Promissory Note dated March 2, 1999 made by sportstrac.com, inc.
              (now SportsTrac Systems, Inc.) payable to the order of Swiss
              American Bank
5.1*          Form of Opinion of Doerner, Saunders, Daniel & Anderson, L.L.P.
10.1          Asset Purchase Agreement dated as of September 1, 1998 between
              Applied Sports Technologies, Inc. (now SportsTrac Systems, Inc.)
              and SportsTrac, Inc. Schedule 2.2 omitted, to be provided to Securities and Exchange Commission upon request) and Amendment thereto dated March 2, 1999
10.2          Sublicense Agreement dated August 30, 1995 between BioFactors,
              Inc. and Bogart-International Associates, Inc. (now assigned to
              SportsTrac Systems, Inc.)
10.3          STI Novation Agreement dated August 30, 1995 among BioFactors,
              Inc., Bogart-International Associates, Inc. (now assigned to
              SportsTrac Systems, Inc.), and Systems Technology, Inc.
10.4          1999 Stock Incentive Plan of sportstrac.com, inc. (now SportsTrac
              Systems, Inc.)
10.5          Consulting Agreement dated May 1, 1999 between Joshua S. Kanter and SportsTrac Systems, Inc.
10.6          Registration Rights Agreement dated May 1, 1999 by sportstrac.com, inc. (now SportsTrac Systems, Inc.) and certain holders of its Common Stock
23.1          Consent of Morrison, Brown, Argiz & Co.
23.2*         Consent of Doerner, Saunders, Daniel & Anderson, L.L.P. (contained in opinion filed as Exhibit 5.1)
23.3          Consent of The Mentor Group, Appraisers
24.1          Power of Attorney (contained on signature page II-8)
27.1          Financial Data Schedule

              *      To be filed by amendment.

ITEM 28. UNDERTAKINGS

         SportsTrac hereby undertakes the following:

         (a) SportsTrac will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
                  (ii) Reflect in the prospectus any facts or event which, individually or together, represent a fundamental change in the information in the registration statement; and
                  (iii) Include any additional or changed material information on the plan of distribution.

         (b) For determining liability under the Securities Act, SportsTrac will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (c) SportsTrac will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (d) SportsTrac will provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, and/or persons controlling the registrant pursuant to the foregoing provisions, SportsTrac has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SportsTrac of expenses incurred or paid by a director, officer, or controlling person of SportsTrac in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, SportsTrac will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (f) SportsTrac will:

                  (i) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
                  (ii) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boulder, State of Colorado, on July 14, 1999.

                                      SportsTrac Systems, Inc.


                                      By:  /s/ Marc R. Silverman
                                         ---------------------------------------
                                           Marc R. Silverman
                                           Chief Executive Officer and President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc R. Silverman and Joshua S. Kanter, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments and amendments thereto) to this registration statement, including any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

         Name                             Title                         Date

/s/ Michael Mellman, M.D.  Chairman of the Board and Director      July 14, 1999
-------------------------
Michael Mellman, M.D.


/s/ Marc R. Silverman      Chief Executive Officer, President,     July 14, 1999
-------------------------  Chief Financial Officer, and Director
Marc R. Silverman          (Principal Executive Officer, Principal
                           Financial Officer, and Principal
                           Accounting Officer)

/s/ Elliott Steinberg      Director                                July 14, 1999
-------------------------
Elliott Steinberg

/s/ Solomon A. Weisgal     Director                                July 14, 1999
-------------------------
Solomon A. Weisgal

/s/ Joshua S. Kanter       Secretary and Director                  July 14, 1999
-------------------------
Joshua S. Kanter

                                INDEX TO EXHIBITS

Exhibit       Exhibit
Number        Description

1.1           Form of Underwriting Agreement
1.2           Form of Agreement among Underwriters
1.3           Form of Selected Dealer Agreement
1.4           Form of Warrant Exercise Fee Agreement
1.5           Form of Underwriter Consulting Agreement
3.1           Certificate of Incorporation of Applied Sports Technologies, Inc.
              (now SportsTrac Systems, Inc.) filed June 15, 1998
3.2           Certificate of Amendment of Certificate of Incorporation of
              Applied Sports Technologies, Inc. (now SportsTrac Systems, Inc.)
              filed December 2, 1998
3.3           Certificate of Amendment of Amended and Restated Certificate of
              Incorporation of sportstrac.com, inc. (now SportsTrac Systems,
              Inc.) filed May 24, 1999
3.4           Bylaws of Applied Sports Technologies, Inc. (now SportsTrac
              Systems, Inc.)
4.1*          Form of Common Stock Certificate
4.2           Form of Class A Common Stock Purchase Warrant Agreement and
              Certificate
4.3           Form of Managing Underwriter Warrant Agreement and Certificate
4.4           Promissory Note dated March 2, 1999 made by sportstrac.com, inc.
              (now SportsTrac Systems, Inc.) payable to the order of The Holding
              Company
4.5           Promissory Note dated March 2, 1999 made by sportstrac.com, inc.
              (now SportsTrac Systems, Inc.) payable to the order of Swiss
              American Bank
5.1*          Form of Opinion of Doerner, Saunders, Daniel & Anderson, L.L.P.
10.1          Asset Purchase Agreement dated as of September 1, 1998 between
              Applied Sports Technologies, Inc. (now SportsTrac Systems, Inc.)
              and SportsTrac, Inc. Schedule 2.2 omitted, to be provided to Securities and Exchange Commission upon request) and Amendment thereto dated March 2, 1999
10.2          Sublicense Agreement dated August 30, 1995 between BioFactors,
              Inc. and Bogart-International Associates, Inc. (now assigned to
              SportsTrac Systems, Inc.)
10.3          STI Novation Agreement dated August 30, 1995 among BioFactors,
              Inc., Bogart-International Associates, Inc. (now assigned to
              SportsTrac Systems, Inc.), and Systems Technology, Inc.
10.4          1999 Stock Incentive Plan of sportstrac.com, inc. (now SportsTrac
              Systems, Inc.)

10.5 Consulting Agreement dated May 1, 1999 between Joshua S. Kanter and SportsTrac Systems, Inc.
10.6 Registration Rights Agreement dated May 1, 1999 by sportstrac.com, inc. (now SportsTrac Systems, Inc.) and certain holders of its Common Stock
23.1          Consent of Morrison, Brown, Argiz & Co.
23.2* Consent of Doerner, Saunders, Daniel & Anderson, L.L.P. (contained in opinion filed as Exhibit 5.1)
23.3          Consent of The Mentor Group, Appraisers
24.1          Power of Attorney (contained on signature page II-8)
27.1          Financial Data Schedule

              *      To be filed by amendment.